                                    BARNES & NOBLE

                                  GUARANTY OF LEASE



    THIS GUARANTY OF LEASE is made as of January 5, 1996, by BARNES & NOBLE, INC., a Delaware corporation ("GUARANTOR"), for the benefit of Chico Crossroads Center, a California limited partnership ("LANDLORD").

                                      RECITALS:

    A. Barnes & Noble Superstores, Inc., a Delaware corporation, is the Tenant under that certain lease (the "LEASE") with Landlord dated _____, 1996, respecting certain premises (the "PREMISES") located at Chico Crossroads Shopping Center, City of Chico, County of Butte, State of California, as more particularly described in the Lease.

    B. As a condition to entering into the Lease, Landlord requires that Guarantor guarantee the full performance of the obligations of Tenant under the Lease.

    NOW, THEREFORE, in consideration of the execution of the Lease by Landlord and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:

                                      AGREEMENT

    1. GUARANTEE. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Landlord the full and faithful performance of all of the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant, its successors and assigns under the Lease including, but not limited to, the payment when due of all rent, additional rent, property taxes, insurance, and other sums payable by Tenant, its successors and assigns to Landlord under the Lease (collectively the "OBLIGATIONS") if such Obligations are not paid or performed, as the case may be, after any notice and/or cure period provided for in the Lease. Guarantor understands and agrees that this Guaranty is unconditional and continuing and is a guaranty of payment and performance and not of collection.

    2. INDEPENDENT OBLIGATION. The liability of Guarantor hereunder is independent of the obligation of Tenant or any other person or entity and a separate action or separate actions may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Tenant or whether Tenant is joined in any such action or actions.

    3. MODIFICATIONS TO LEASE. Guarantor's obligations under this Guaranty of Lease shall not be extinguished, discharged, diminished or reduced in any way by any modification or amendment of the Lease including, but not limited to, any modification of payment dates or amounts, or any subsequent sublease or assignment of the Lease made with or without the consent of Landlord. Guarantor hereby waives any right to approve any modification or amendment of the Lease and agrees that its obligations hereunder shall be modified to the same extent and with the same force and effect as any modification or amendment of the Lease.

    4. NO WAIVER. No failure on the part of Landlord to pursue any remedy under this Guaranty of Lease or under the Lease shall constitute a waiver on the part of Landlord of its right to pursue such remedy on the basis of the same or a subsequent default.

    5. WAIVER OF EXONERATION. Guarantor waives any right to require Landlord to (a) proceed against Tenant, (b) pursue any other right or remedy available to Landlord, or (c) have the property of Tenant first applied to the discharge of the Obligations. Guarantor further waives any defense it may acquire by reason of Landlord's election of any remedy against Guarantor or Tenant, or both.

    6. WAIVER OF SUBROGATION. Until the obligations of Tenant under the Lease have been performed in full, Guarantor shall have no right of subrogation against Tenant, and Guarantor hereby expressly waives any right to enforce any remedy which Landlord now has or may hereafter acquire against Tenant. Guarantor hereby waives the benefit of, and any right to participate in, any security now or hereafter held by Landlord for the performance of any obligations of Tenant under the Lease.

    7. WAIVER OF PRESENTMENTS. Guarantor waives any presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and waives all notices of the existence, creation, or incurring of new or additional Obligations.

    8. OTHER GUARANTOR WAIVERS. Without limiting the generality of the preceding paragraphs, Guarantor hereby waives all rights and defenses to:

         (a) All defenses by reason of any lack of authority of Tenant respecting Obligations accruing under the Lease or this Guaranty;

         (b) Any and all rights it may have now or in the future to require or demand that Landlord pursue any right or remedy Landlord may have against Tenant or any other third party;

         (c) Any defense as a surety, it being understood and agreed that, at its option, Landlord may treat this instrument as either a guaranty or a suretyship;

         (d) Any duty or obligation of Landlord to disclose to Guarantor any facts Landlord may know or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of any and all circumstances bearing on the risk of nonperformance of any Obligation;

         (e) Any defense based upon an election of remedies by Landlord, including any election which destroys or impairs any right of subrogation, reimbursement or contribution which Guarantor may have, or any rights or benefits under any provisions of applicable law in any way qualifying, conditioning or limiting the obligations of Guarantor based on any steps or procedures that landlords should take before proceeding against Guarantor; and

         (f) Any defense by reason of any invalidity, irregularity or unenforceability of all or any part of the Obligations.

    9. BANKRUPTCY. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant, or any successor or assignee thereof, or by any disaffirmance or abandonment by a trustee of Tenant. Notwithstanding any modification, discharge or extension of the indebtedness or any amendment, modification, stay or cure of Landlord's rights which may occur in any bankruptcy or reorganization case or proceeding concerning Tenant whether permanent or temporary, and whether assented to by Landlord, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations in accordance with the terms of the Lease and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant.

    10. GOVERNING LAW. This Guaranty of Lease shall be construed and interpreted in accordance with the laws of the State of California.

    11. CAPTIONS. The captions and paragraph numbers appearing in this Guaranty of Lease are inserted only as a matter of convenience and are not to be used to interpret this Guaranty of Lease.

    12. EXAMINATION OF LEASE. Guarantor acknowledges that it has (a) received a copy of the Lease, (b) read and understood the terms and provisions of the Lease including, but not limited to, the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant under the Lease, (c) read and understood the provisions of this Guaranty of Lease, and (d) understood the obligations of Guarantor under this Guaranty of Lease, including the legal effect of such obligations and has been advised by legal counsel respecting such obligations.

    13. RELEASE OF GUARANTY. Notwithstanding anything to the contrary contained herein, at such time as Tenant is released from liability under the Lease in accordance with the terms thereof, this Guaranty shall be null and void and of no further force or effect.

    14. ATTORNEYS' FEES. Guarantor agrees that if Landlord shall employ an attorney to present, enforce or defend Landlord's rights or remedies hereunder, Guarantor shall pay any and all reasonable attorneys' fees, related disbursements and court costs incurred by Landlord in connection therewith.

    IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Lease as of the date first hereinabove set forth.



                                  "GUARANTOR"

                                  BARNES & NOBLE, INC.,
                                  a Delaware Corporation




                                  By:  /s/ Mitchell S. Klipper
                                       -----------------------
                                       Mitchell S. Klipper
                                       Executive Vice President

                               BARNES & NOBLE BOOKSTORE


                                   LEASE AGREEMENT


                              DATED:  January 16 , 1995

                          LANDLORD: Chico Crossroads Center,
                           a California limited partnership

                      TENANT:  BARNES & NOBLE SUPERSTORES, INC.,
                                A DELAWARE CORPORATION

                     PREMISES:  Chico Crossroads Shopping Center
                                  Chico, California

                                  TABLE OF CONTENTS


 1.     DEMISE AND PREMISES. . . . . . . . . . . . . . . . . . . . . . . . -1-
 2.     TERM OF LEASE, HOLDOVER AND OPTIONS. . . . . . . . . . . . . . . . -1-
 3.     RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
 4.     CONSTRUCTION OF THE PREMISES . . . . . . . . . . . . . . . . . . . -4-
 5.     DELIVERY AND ACCEPTANCE OF THE PREMISES. . . . . . . . . . . . . . -7-
 6.     COVENANT OF TITLE AND QUIET ENJOYMENT. . . . . . . . . . . . . . . -8-
 7.     USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . -8-
 8.     REAL ESTATE TAXES. . . . . . . . . . . . . . . . . . . . . . . . . -11-
 9.     COMMON AREA. . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
10.     MAINTENANCE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . -15-
11.     MAINTENANCE BY TENANT. . . . . . . . . . . . . . . . . . . . . . . -15-
12.     ALTERATIONS, ADDITIONS AND IMPROVEMENTS. . . . . . . . . . . . . . -16-
13.     SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
14.     LANDLORD'S RIGHT OF ENTRY. . . . . . . . . . . . . . . . . . . . . -17-
15.     UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
16.     PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -18-
17.     [INTENTIONALLY DELETED]. . . . . . . . . . . . . . . . . . . . . . -18-
18.     [INTENTIONALLY DELETED). . . . . . . . . . . . . . . . . . . . . . -18-
19.     NO BUILD AREA, VISIBILITY AND ACCESS . . . . . . . . . . . . . . . -18-
20.     ASSIGNMENT AND SUBLEASING. . . . . . . . . . . . . . . . . . . . . -19-
21.     INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-
22.     INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -21-
23.     RELEASE AND WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . -21-
24.     FIRE AND CASUALTY DAMAGE . . . . . . . . . . . . . . . . . . . . . -21-
25.     CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
26.     DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
27.     HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . -26-
28.     SUBORDINATION AND NON-DISTURBANCE. . . . . . . . . . . . . . . . . -28-
29.     NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -28-
30.     MEMORANDUM OF LEASE. . . . . . . . . . . . . . . . . . . . . . . . -29-
31.     LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
32.     TENANT'S ENTRY PRIOR TO COMMENCEMENT DATE. . . . . . . . . . . . . -29-
33.     FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
34.     BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-
35.     LANDLORD'S SUBORDINATION . . . . . . . . . . . . . . . . . . . . . -30-
36.     ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . -30-
37.     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . -30-
38.     EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-


EXHIBIT A - Legal Description
EXHIBIT B - Shopping Center Site Plan
EXHIBIT C - Notice of Lease
EXHIBIT D - Landlord's Work
EXHIBIT E - Intentionally Deleted
EXHIBIT F - Use Provisions
EXHIBIT G - Tenant's Prototype Signage and Elevation Designs
EXHIBIT H - Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT I - Memorandum of Lease

                                   LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between CHICO CROSSROADS CENTER, a California limited partnership ("LANDLORD"), whose address is:

                                1510 Arden Way, Suite 205
                                Sacramento, California 95815

and whose Federal taxpayer identification number is 95-4328335, and BARNES & NOBLE SUPERSTORES, INC., a Delaware corporation, d/b/a Barnes & Noble Bookstore ("TENANT"). The Effective Date of the Lease is the date of last execution (as defined in Paragraph 37.6 below) and is hereby established as January 16, 1996.

1. DEMISE AND PREMISES

        1.1 Landlord, in consideration of the rents hereinafter reserved and agreed to be paid by Tenant, hereby leases to Tenant and Tenant hereby leases from Landlord the following described premises (the "PREMISES") situated within the City of Chico, County of Butte, California, being part of a shopping center commonly known as Chico Crossroads Shopping Center (the "SHOPPING CENTER"), and comprised of a portion of a building (the "BUILDING"), which portion contains Leasable Square Footage (as defined in Paragraph 3.1) of approximately 24,660 square feet (with a width of approximately 128 feet and a depth of approximately 154 feet, irregularly shaped), together with the nonexclusive use and benefit of all of Landlord's appurtenant rights, privileges and easements. The Premises has a mailing address recognized by the United States Postal Service of:

                         2031 Whitman Avenue
                        Suite B
                        Chico, California 95926

        1.2 For the purposes of this Lease, "TENANT'S PROPORTIONATE SHARE" shall equal a fraction, the numerator of which is the Leasable Square Footage of the Premises as determined by the Square Footage Certificate (defined below), and the denominator of which is the total Leasable Square Footage of all buildings in the Shopping Center, including the Premises, shown on EXHIBIT B, whether those buildings are constructed or occupied, and all buildings constructed that are not shown on EXHIBIT B, whether occupied or not. Currently Landlord estimates the denominator of the fraction to be 267,533 Leasable Square Feet as of the Effective Date hereof, resulting in an estimated Tenant's Proportionate Share of 9.22%, but in the event additional buildings not shown on EXHIBIT B are at any time constructed within the Shopping Center, whether owned by Landlord or others, Tenant's Proportionate Share shall be appropriately adjusted as of the day said additional buildings are completed, whether such buildings are occupied or not.

        1.3 A legal description of the Shopping Center is set forth in EXHIBIT A, and the Premises are outlined on the site plan of the Shopping Center attached as EXHIBIT B. Landlord covenants that the Shopping Center is or will be substantially as shown on Exhibit B and contains at least 265,000 Leasable Square Feet.


2.      TERM OF LEASE, HOLDOVER AND OPTIONS

        2.1 The term of this Lease (the "TERM") shall commence on the date of Landlord's delivery and Tenant's acceptance of the Premises as provided in
Article 5 below ("COMMENCEMENT DATE") and shall end on the last day of the fifteenth (15th) Lease Year (as defined in Paragraph 3.4), plus, if applicable, the number of additional days required such that the expiration of the Term, including any extensions thereof, shall not occur during the months of September through and including January.

The Term may be extended as provided in Paragraph 2.4 below and, in such event, "Term" shall include any and all of such extensions.

        2.2 Landlord and Tenant agree to sign within thirty (30) days following the Rent Commencement Date (as defined in Paragraph 3.3) a Notice of Lease in the form set forth in EXHIBIT C, reciting the Commencement Date, the Rent Commencement Date and the expiration date of the primary Term.

        2.3 Should Tenant continue to occupy the Premises, or any part thereof, after the expiration of the Term, unless otherwise agreed in writing, such occupancy shall constitute and be construed as a tenancy from month to month, and either Landlord or Tenant may terminate such tenancy upon thirty (30) days written notice to the other. Such month-to-month tenancy shall otherwise be on and subject to all of the other terms and provisions set forth in this Lease, except that "Fixed Rent" during such month-to-month tenancy shall be paid at the rate of 125% of the Fixed Rent in effect immediately prior to the expiration of the Term.

        2.4 Provided Tenant shall not then be in default (beyond any applicable cure period) under this Lease, Tenant shall have the right, privilege and option to extend the Term for three (3) successive periods of five (5) years each under the same terms and conditions of this Lease then in effect, except that the rental paid for any option period shall be the amount indicated in Paragraph 3.2 below. If Tenant elects to exercise any option, it shall do so by giving Landlord written notice at least one hundred eighty (180) days prior to the expiration of the then existing Term.

3.      RENT

        3.1 Tenant agrees and covenants to pay Landlord an annual fixed rent in the sum equal to the product of the dollar amount set forth in Paragraph 3.2 below multiplied by the Leasable Square Footage of the Premises ("FIXED RENT"). Fixed Rent shall be payable in advance, without demand, on the first day of each calendar month in equal monthly installments and shall not be increased, abated or diminished except as set forth herein. For purposes of this Lease, "LEASABLE SQUARE FOOTAGE" shall mean the amount of space in the Premises as measured from the middle of common walls and the exterior of outside walls and such measurement shall exclude adjacent corridors, elevator shafts, stairwells, heating and ventilation facilities and telephone and electric rooms not exclusively serving the Premises, and any part of the Common Area (defined below); provided, however, that the parties agree that Tenant's Building Proportionate Share (as defined in Paragraph 9.10) of the square footage of the telephone and electrical room serving the Premises and the adjoining premises shall be deemed to be included within the Leasable Square Footage of the Premises. The Leasable Square Footage of the Premises shall be determined and certified in writing (the "SQUARE FOOTAGE CERTIFICATE") by an architect or other individual selected by Landlord and Tenant. In no event shall the Leasable Square Footage of the Premises for the purposes of this Lease exceed one hundred two percent (102%) of the square footage set forth in Paragraph 1.1 above.

        3.2     Fixed Rent shall be determined as follows:

                (a) Fixed Rent for the first (1st) through tenth (1Oth) Lease Years shall equal Nine and 70/100 Dollars ($9.70) per annum per square foot of Leasable Square Footage as established by the Square Footage Certificate.

                (b) Fixed Rent for the eleventh (11th) through fifteenth (15th) Lease Years shall equal Ten and 93/100 Dollars ($10.93) per annum per square foot of Leasable Square Footage as established by the Square Footage Certificate.

                (c) Fixed Rent for the sixteenth (16th) through twentieth (20th) Lease Years (I.E., the "FIRST RENEWAL TERM") shall equal Twelve and 56/100 Dollars ($12.56) per annum per square foot of Leasable Square Footage as established by the Square Footage Certificate.

                (d) Fixed Rent for the twenty-first (21st) through twenty-fifth
(25th) Lease Years (I.E., the "SECOND RENEWAL TERM") shall equal Fourteen and 45/100 Dollars ($14.45) per annum per square foot of Leasable Square Footage as established by the Square Footage Certificate.

                (e) Fixed Rent for the twenty-sixth (26th) through thirtieth
(30th) Lease Years (I.E., the "THIRD RENEWAL TERM") shall equal Sixteen and 62/100 Dollars ($16.62) per annum per square foot of Leasable Square Footage as established by the Square Footage Certificate.

        3.3 Tenant's obligation to pay Fixed Rent and Additional Rent (as defined in Paragraph 3.5) shall commence on the "RENT COMMENCEMENT DATE" which is defined as the earlier of (i) one hundred fifty (150) days after Landlord delivers and Tenant accepts the Premises in accordance with Article 5 below, or
(ii) the date Tenant first opens for business in the Premises. In the event, however, Tenant accepts the Premises even though one or more of the conditions set forth in Paragraph 5.1 have not been satisfied, the Rent Commencement Date shall not occur until either (i) Landlord has satisfied all of such conditions (including the Post-Commencement Date Work, as defined in Paragraph 5.1, permitted to be performed after the Commencement Date pursuant to Paragraph 5.1) or (ii) Tenant opens for business to the public. In the event the Post-Commencement Date Work is not completed within ninety (90) days after the Commencement Date, Tenant shall deduct as liquidated damages from its first and, if necessary, subsequent payments of Fixed Rent one day's rent (calculated at the daily rate based on a thirty day month) for each day such completion of the Post-Commencement Date Work is delayed beyond such ninety day period after the Commencement Date. Notwithstanding any provision in this Lease to the contrary, if the Rent Commencement Date under this Paragraph 3.3 would otherwise occur on or after the first Monday preceding Thanksgiving Day (or such date plus the number of days beyond fourteen (14) days, if any, which the June 13th date in clause (ii) of Paragraph 5.4 herein has been delayed pursuant thereto) through and including the following January 31, then the Rent Commencement Date shall not occur until the following February 1, or such earlier date Tenant opens for business. If the Rent Commencement Date is not the first day of a calendar month, the first month's Fixed Rent shall be prorated, and shall be payable with the first full monthly installment of Fixed Rent due hereunder.

        3.4 A "LEASE YEAR" is defined as the twelve (12) full calendar months following the Rent Commencement Date plus any partial calendar month in which the Rent Commencement Date occurs, and each period of twelve (12) full calendar months thereafter.

        3.5 Tenant shall pay as additional rent ("ADDITIONAL RENT") any and all charges to be paid under this Lease in addition to Fixed Rent, including but not limited to Tenant's Proportionate share of Real Property Taxes and Assessments, Percentage Rent, insurance, and CAM Expenses, whether or not the same may be designated as Additional Rent. Fixed Rent and Additional Rent are hereinafter collectively called "RENT".

        3.6     (a)     In addition to Fixed Rent, Tenant agrees to pay to
Landlord, as annual "PERCENTAGE RENT," a sum equal to (i) four and one-half percent (4.5%) times (ii) the positive difference, if any, between (a) Tenant's Gross Sales (hereinafter defined) in any fiscal year during the Term, less (b) the Breakpoint (as hereinafter defined) for such fiscal year. For purposes of this Lease, the Breakpoint shall mean $4,750,000, which sum shall be increased by fifteen percent (15%) after each of the tenth (1Oth), fifteenth (15th), twentieth (20th) and twenty-fifth (25th) full fiscal years. Tenant shall owe no Percentage Rent for any fiscal year unless Tenant's Gross Sales during such period exceeds the then Breakpoint. Tenant shall submit to Landlord, within sixty (60) days following the end of each fiscal year during the Term, a written statement signed by Tenant and certified by an officer of Tenant to be true and correct, showing in reasonably accurate detail the amount of Tenant's Gross Sales for the preceding fiscal year, together with remittance of any Percentage Rent due.

                                (b)     For the purposes of this Lease, the term
"Gross Sales" shall mean all sales from all business conducted by Tenant or any subtenant, assignee, licensee or concessionaire upon or from the Premises, except: (i) the amount of any sales tax, use tax, gross receipts tax, successor tax or similar tax by whatever name called, imposed by a federal, state, municipal or governmental authority directly on sales and collected from customers; (ii) reimbursement for third party delivery charges; (iii) proceeds of claims for damage to or loss of merchandise; (iv) sales other than to retail customers of damaged or aged merchandise; (v) sales of gift certificates, provided that if gift certificates are sold from the Premises or elsewhere are redeemed at the Premises, such redemption shall constitute a sale; (vi) license fees and rents paid to Tenant by subtenants and licensees;
(vii) credit card charges paid by Tenant to credit card companies such as Visa and Mastercard, not to exceed five percent (5%) of Tenant's Gross Sales in any year; (viii) forfeited deposits or installments on customers' special order purchases or merchandise provided such merchandise is not resold; (ix) income from telephone or vending machines; (x) sums raised for and donated to charitable organizations; (xi) the exchange of merchandise between the stores of Tenant where such exchange is made solely for the convenient operation of the business of Tenant and not for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made from the Premises; (xii) the amount of returns to shippers and manufacturers; (xiii) proceeds from the sale of trade fixtures, machinery and equipment; (xiv) the amount of any cash or credit refund made upon any sale from the Premises previously included in Gross Sales; and (xv) sales of merchandise discounted to employees, not to exceed three percent (3%) of Tenant's Gross Sales in any year.

                                (c)     Tenant hereby agrees at all times during
the Term to keep true, full and accurate books of account containing a complete statement of Tenant's Gross Sales. Tenant hereby grants to Landlord and its agents and accountants the right, during Tenant's normal business hours and upon reasonable notice, to inspect the books of account and the checks, bills, vouchers, statements and records kept in connection with the business done or transacted in or upon the Premises by Tenant, at Tenant's home office in Westbury, New York (or such other location as may be chosen by Tenant), for the purpose of verifying Tenant's Gross Sales. Landlord, for itself and for its agents, lenders, prospective buyers, legal advisors, financial advisors and accountants, agrees to keep confidential all sales figures, audits and reports furnished by or obtained from Tenant.

                                (d)     Landlord may retain an independent
Certified Public Accountant of Landlord's own selection to perform an audit of Tenant's Gross Sales, provided such audit shall not unreasonably interfere with the operation of Tenant's business. If any statement of Tenant's Gross Sales previously furnished by Tenant shall reflect less than ninety-seven percent (97%) of the amount of Tenant's Gross Sales as shown by such audit and additional Percentage Rent is payable by Tenant as a result of such understatement, Tenant shall immediately pay the reasonable cost of such audit for the understated period. In any event, Tenant shall promptly pay to Landlord all additional Percentage Rent shown by any audit to be payable hereunder.

                                (e)     The term "fiscal year" as used herein
shall mean, for the first fiscal year, the date Tenant's store opens for business through the last Saturday of the following January and, for each fiscal year thereafter, the last Sunday of January through the last Saturday of the following January, with the exception of the last fiscal year of the Lease term, for which the fiscal year shall end at midnight of the last day of the Term. Tenant shall have the right to change its fiscal year and, in such event, Tenant shall notify Landlord in writing of such change and Tenant shall pay Percentage Rent for any short fiscal year brought about by such change. For purposes of computing Percentage Rent for the first and last partial fiscal years, Gross Sales for such partial year shall be added to the Gross Sales for the next succeeding or prior months during the Lease term, as the case may be, so that Percentage Rent is computed based on a 12-month period (such 12-month period herein referred to as the "EXTENDED PERIOD"). If Percentage Rent is payable for such Extended Period, then to calculate the Percentage Rent for the first and last fiscal years, such amount shall be prorated based on the ratio that the number of days in the first or last fiscal year, as the case may be, bears to the days in the Extended Period.

4.      CONSTRUCTION OF THE PREMISES

        4.1 Landlord shall, at Landlord's sole expense and in compliance with all applicable codes, laws, regulations and ordinances, perform the work set forth on EXHIBIT D annexed hereto ("LANDLORD'S WORK"). Within forty-five
(45) days after the Effective Date, Tenant shall complete the preparation of plans and specifications for Tenant's finish-out work and all other work (including any work which is not the responsibility of Landlord as set forth in EXHIBIT D) necessary to prepare the Premises for Tenant's occupancy and deliver same to Landlord and Landlord's architect. Landlord shall, within five (5) business days after receipt of such plans and specifications, either approve or disapprove such plans and specifications. If Landlord disapproves same, Landlord's objections shall be stated with sufficient particularity to permit Tenant to revise said plans. The above procedure shall continue until Tenant's plans and specifications are approved by Landlord (such plans and specifications, as approved by Landlord, hereinafter referred to as "TENANT'S PLANS" and the work shown thereon hereinafter referred to as "TENANT'S WORK"). If Landlord fails to approve or disapprove Tenant's plans and specifications within the aforesaid five (5) business day period, such plans and specifications shall be deemed approved by Landlord. Landlord shall not unreasonably withhold its consent to Tenant's plans and specifications. Within the earlier to occur of (i) sixty (60) days after Landlord has approved Tenant's Plans or (ii) March 15, 1996 (the "PERMIT PERIOD"),
Tenant shall use reasonably diligent efforts to obtain a building permit for Tenant's Work (including all signage) and shall deliver Landlord notice upon its receipt thereof ("TENANT'S PERMIT NOTICE"). If Tenant fails to obtain a building permit for Tenant's Work within the Permit Period, Tenant may, without liability or further obligation, terminate this Lease upon written notice to Landlord delivered within five (5) days after the expiration of the Permit Period, and this Lease shall have no further force or effect. If Tenant fails to terminate the Lease as aforesaid within five (5) days after expiration of the Permit Period, Tenant shall be deemed to have received a building permit and Tenant's right to terminate this Lease under this Paragraph shall cease. Notwithstanding the foregoing, if Tenant fails to obtain a building permit for Tenant's Work prior to the expiration of the Permit Period, Landlord shall be entitled to extend the Permit Period by not more than thirty (30) days by notice to Tenant and obtain such permits on Tenant's behalf (Tenant being responsible for any municipal fees to obtain said permits) making only those changes to Tenant's Plans as are approved by Tenant and which are necessary to comply with applicable governmental codes and regulations. If Landlord obtains the permits necessary to complete Tenant's Work within sixty (60) days of expiration of the Permit Period, Tenant's option to terminate this Lease as provided in this paragraph 4.1 shall cease.

      4.2  Provided Landlord has delivered the Contingency Satisfaction
Notice to Tenant or such Contingency Satisfaction Notice is deemed delivered pursuant to Paragraph 37.14, Landlord shall obtain all necessary approvals, licensing and building permits for Landlord's Work and shall commence construction of Landlord's Work (collectively, "LANDLORD'S PRELIMINARY WORK") on or prior to the date ("LANDLORD'S WORK COMMENCEMENT DATE") which is ten
(10) days from the earlier of (i) the date Landlord receives Tenant's Permit Notice or (ii) the date Landlord receives a written notice from Tenant that Tenant has waived its right under Paragraph 4.1 to terminate this Lease because of failure to obtain a building permit (the "PERMIT WAIVER NOTICE") (such notices referred to in clauses (i) and (ii) to be delivered no earlier than sixty (60) days after Lease execution). If Landlord fails to perform Landlord's Preliminary Work on or prior to Landlord's Work Commencement Date, Tenant may, without liability or further obligation, terminate this Lease upon ten (10) days written notice to Landlord, in which event this Lease shall terminate and shall have no further force or effect upon the expiration of such ten (10) day period, unless all necessary approvals, licensing and building permits for Landlord's Work have been obtained and Landlord's Work has commenced prior to the expiration of such ten (10) day period.

      4.3 In the event Landlord fails to complete construction of the Landlord's Work and deliver the Premises to Tenant in accordance with Article 5 below within eighty (80) days from Landlord's Work Commencement Date (which date shall not be subject to delays permitted under Article 33) (the "OUTSIDE DATE"), Tenant may, without liability or further obligation, terminate this Lease upon thirty (30) days written notice to Landlord, in which event this Lease shall terminate and shall have no further force or effect upon the expiration of such thirty (30) day period, unless Landlord's Work has been completed prior to the expiration of such thirty (30) day period.

      4.4 If Landlord fails to complete the construction of Landlord's Work and deliver the Premises to Tenant in accordance with Article 5 below on or before the Outside Date and Tenant does not elect to terminate this Lease in accordance with the provisions of Paragraph 4.3, Tenant shall deduct as liquidated damages from its first and, if necessary, subsequent payments of Fixed Rent one-
                                      -5-
half (1/2) day's rent (calculated at a one-half of the daily rate based on a thirty day month) for each day such completion and delivery is delayed beyond the Outside Date. It is hereby agreed that the liquidated damages to which Tenant is entitled hereunder is a reasonable estimate of the damages to Tenant that would be caused by Landlord's delay in completing Landlord's Work and delivering the Premises.

      4.5 Landlord hereby agrees to pay to Tenant a construction payment (the "CONSTRUCTION PAYMENT") in an amount equal to One Hundred Sixty-five
Thousand and 00/100 Dollars ($165,000.00), which Construction Payment is made not as an inducement to Tenant to enter into this Lease but to defray the cost of Tenant's Work. Landlord shall pay the Construction Payment within thirty (30) days after Tenant's Work has been completed, Tenant has obtained a certificate of occupancy for the Premises, Tenant has opened for business and Tenant has delivered lien waivers for all work performed or material supplied (except no lien waivers shall be required for any subcontractor whose work or materials does not exceed $3,000). Provided Tenant has complied with the above requirements, if Landlord fails to pay the Construction Payment within thirty (30) days after notice from Tenant that same is past due, Tenant shall have the right, in addition to any other rights or remedies available to Tenant hereunder, at law or in equity, to offset the amount owing from future installments of Fixed Rent and any additional charges payable by Tenant under the Lease until Tenant is reimbursed said Construction Payment in full, with interest on the remaining balance from the date such Construction Payment was due until so reimbursed to Tenant at the rate of ten percent (10%) per annum.

      4.6 Attached hereto as EXHIBIT G are the design elevations and store fronts to be constructed by Tenant as part of Tenant's Work (the "ELEVATION DESIGNS"). Within sixty (60) days after the Effective Date, Landlord shall process and obtain the necessary discretionary approvals from the City of Chico (including the Architectural Review Board) for construction of said Elevation Designs (excluding building permits). Tenant shall give Landlord prior notice of any changes in the Elevation Designs and any material changes thereto shall not be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord may withhold its consent if any such material change
(i) requires additional approvals from the City of Chico or delay the processing of Landlord's application for said approvals, (ii) requires structural modifications to the building of which the Premises are a part, or
(iii) affects the design or dimensions of the Blockbuster Video elevations or storefront. Notwithstanding the foregoing provisions of Paragraph 4.5 and this Paragraph 4.6, within thirty (30) days of the Effective Date, Landlord shall prepare construction drawings for the construction of additional wall openings on the west and south elevations of the Premises, as indicated on EXHIBIT G annexed hereto, including any structural modifications necessary to ensure the structural integrity of the building (whether or not such modifications are located within the Premises) and Tenant shall approve or disapprove such drawings within five (5) days of submission by Landlord and shall cooperate with Landlord to finally approve such drawings within five
(5) days after the expiration of such fifteen (15) day preparation period.
On or before the latest to occur of (i) ten (10) business days after Tenant's final approval of such drawings or (ii) March 1, 1996, Landlord shall obtain bid submissions for such additional wall openings, from at least three
(3) contractors, one (1) of which, at Tenant's option, shall be a contractor designated by Tenant (prior to the date Landlord submits its drawings for bids) and reasonably acceptable to Landlord. Landlord shall immediately thereafter deliver to Tenant copies of the bid packages received by Landlord from all of the bidders, together with an itemized budget showing a detailed breakdown by trade and contractor, unit costs and those additional costs associated with the modifications not located within the Premises but required as a result of the requested wall openings. Within five (5) business days from receipt of the bids by Tenant, Tenant shall direct
Landlord whether to accept or reject any of the bids. In the event Tenant directs Landlord to accept any of the bids, Landlord shall arrange for the performance of such work, the Construction Payment shall be reduced by the amount of the lowest bid, together with Landlord's actual out-of-pocket cost to prepare the construction drawings (in an amount not to exceed $4,600), and the construction of such additional wall openings (including, without limitation, any required structural modifications located within or outside the Premises) shall be deemed to be part of Landlord's Work for all purposes of this Lease. In the event Landlord does not perform such work as aforesaid, the Construction Payment shall nevertheless be reduced by Landlord's actual out-of-pocket cost to prepare the construction drawings, in an amount not to exceed $4,600.

5.    DELIVERY AND ACCEPTANCE OF THE PREMISES

      5.1 Landlord shall have completed Landlord's Work and delivered the Premises to Tenant, and Tenant shall be required to accept the Premises, only after all of the following conditions are satisfied, provided, however, that items (e) and (f) below (collectively, the "POST-COMMENCEMENT DATE WORK") shall not be required to be completed until forty-five (45) days after the Commencement Date, provided Landlord has commenced such work as of the Commencement Date, and, in the reasonable judgment of Landlord's architects, Landlord is able to complete such work within such forty-five (45) day period, and Tenant shall accept the Premises subject to completion of such items (e) and (f):

           (a) Landlord's Work has been substantially completed as verified by mutual inspection by Landlord and Tenant pursuant to Paragraph 5.2 below.

           (b) Landlord has provided Tenant with a certificate of occupancy or local equivalent issued by the appropriate authority, certifying that the base building complies with all applicable laws, provided, however, that if such a certificate of occupancy is customarily issued only once Tenant's Work is completed, then the condition of obtaining a certificate of occupancy for the shell of the building shall be waived by Tenant.

           (c) Landlord has approved Tenant's Plans.

           (d) Landlord has delivered to Tenant the Square Footage Certificate.

           (e) Landlord has delivered to Tenant all of the written warranties required under Paragraph 11.2 below.

           (f) Landlord has completed the building facade (exclusive of such tenant's signage and canopy) for the other tenant in the building in which the Premises is located.

           (g) Landlord has performed any improvements to the Common Areas
(as defined in Paragraph 9.1) which are required as a condition to obtaining required approvals from the City of Chico for Landlord's Work including, without limitation, any required utility relocations, at a cost not to exceeds $100,000.00. If the cost of such improvements exceed
$100,000.00 Landlord may terminate this Lease upon ten (10) days written notice to Tenant together with evidence of such costs and, unless Tenant notifies Landlord within such ten (10) day period that Tenant elects to reimburse Landlord for such costs in excess of $100,000, this Lease shall terminate and have no further force or effect, provided, however, that Landlord shall reimburse Tenant for any actual out-of-pocket architectural fees, not to exceed $50,000, incurred by Tenant to prepare Tenant's plans and specifications within ten (10) days of Tenant's submission of a bill therefor.

      5.2 When Landlord considers Landlord's Work to be substantially complete, it shall notify Tenant of same in writing, together with a request that Tenant notify Landlord of any item which shall materially interfere with or prevent the commencement of Tenant's Work. Within ten (10) days of receipt of Landlord's notice, Tenant and Landlord shall make an inspection to determine whether Landlord's Work is substantially complete. If Tenant's inspection discloses any item which, in Tenant's reasonable judgment, shall materially interfere with or prevent the commencement of Tenant's Work, Tenant shall provide Landlord with written notice thereof within said ten (10) day period and Landlord shall correct such items before Landlord's Work shall be deemed substantially complete. Within three (3) business days after Tenant's acceptance of the Premises, Landlord shall change into Tenant's name all utilities exclusively serving the Premises.

      5.3 In the event Tenant accepts the Premises notwithstanding Landlord's obligation to correct or complete any items under Paragraph 5.1 (a) of which Landlord received written notice within the period required under Paragraph 5.2, Landlord shall complete said items within thirty (30) days after Tenant's inspection under Paragraph 5.2 above. Tenant's acceptance of the Premises shall not in any way diminish or otherwise affect Landlord's warranty, maintenance or repair obligations set forth elsewhere in this Lease. In addition, Landlord shall correct all defects in the construction of Landlord's Work, provided Tenant gives Landlord written notice of such defects on or before the expiration of the first (1st) Lease Year.

      5.4. Notwithstanding any provision of this Lease to the contrary, at Tenant's option, Tenant shall not be required to accept the Premises (and Landlord shall be deemed not to have delivered the Premises) between June 13th and the next succeeding September 30th; provided, however, that (i) if Tenant does not timely deliver its plans and specifications to Landlord as required under Paragraph 4.1, such June 13th date shall be delayed one day for each day Tenant has delayed delivering its plans to Landlord and (ii) if
(x) Tenant does not deliver to Landlord Tenant's Permit Notice or Permit Waiver Notice on or before March 15, 1996, and (y) Landlord has previously delivered to Tenant a Contingency Satisfaction Notice, then such June 13th date shall be delayed one day for each day after March 15, 1996 until Tenant delivers to Landlord Tenant's Permit Notice or Tenant's Permit Waiver Notice, provided that unless Landlord delivers to Tenant a written reminder notice within the five (5) day period prior to March 15, 1996 stating that Landlord has not yet received the Permit Notice or Permit Waiver Notice, such day for day delay in the June 13th date shall not commence until Landlord has delivered to Tenant such a reminder notice. In the event Tenant delays its acceptance and Landlord's delivery of the Premises pursuant to this Paragraph 5.4, the Commencement Date and the Rent Commencement Date shall be delayed correspondingly.

6.    COVENANT OF TITLE AND QUIET ENJOYMENT

      Landlord represents and warrants to Tenant that Landlord is solely vested with fee simple title to the Premises and the Shopping Center and has full right and lawful authority to lease the Premises to Tenant pursuant to the terms hereof, subject, however, to the satisfaction of the Contingencies set forth in subparagraphs 37.14(a) and (b). Landlord covenants with Tenant to keep Tenant in quiet enjoyment and possession of the Premises during the Term, provided Tenant is not in default under this Lease beyond any applicable cure period. Landlord further represents and warrants to Tenant that, as of the Commencement Date: (i) no zoning or similar ordinance, restrictive covenant or other encumbrance or restriction prevents the performance of Tenant's Work (subject, however, to Tenant's obligation to obtain building permits for Tenant's Work) or the use of or Tenant opening for business within the Premises for the specific purposes set forth in Paragraph 7.1, or otherwise conflicts or is inconsistent with the terms of this Lease; (ii) upon delivery of the Contingency Satisfaction Notice, no joinder or approval of any other person or entity (including any lender or mortgagee) is required with respect to Landlord's right and authority to enter into this Lease; and (iii) as of the Commencement Date, there is no underlying or superior lease affecting the Premises.

7.    USE OF PREMISES

      7.1 Tenant may use the Premises for the purpose of the display and retail sale of (i) books, books on tape and books on other media, magazines, periodicals, recorded music, video tapes and disks, video games, computer software and computer games and various media and merchandise incidental thereto (collectively with the Cafe, as defined below, the "INITIAL USE"), and (ii) subject to those exclusive use and prohibited use provisions contained in existing leases with other tenants or occupants of the Shopping Center, as more particularly set forth on Exhibit F, and exclusive of those uses described in Paragraph 7.4, (x) other merchandise typically sold in a majority of Tenant's other stores in California and (y) any other lawful retail use; provided, however, Tenant may not devote more than two thousand (2,000) square feet of floor area to the display and retail sale of each of the following: (i) video tapes and disks and video games or products which are a technological evolution thereof (for sale only as opposed to rental),
(ii) recorded music, including CD's, tapes, record or products which are a technological evolution thereof, and (iii) computer software or computer games and various media and merchandise incidental thereto, including CD-I and CD-ROM, and any product which is a technological evolution thereof and home entertainment software. Furthermore, for so long as the existing leases for buildings "C" and "F" are in full force and effect, Tenant may not use the Premises for the sale, rental or display of office equipment, business or office supplies, office furniture, appliances or electronic equipment (I.E., computers, video recorders, televisions, stereo equipment, cellular phones, household appliances or items which are a technological evolution of the foregoing) or to provide business services such as photocopying and printing; provided, however, the sale of electronic accessories which are related to the sale of other merchandise sold by Tenant (EG., computer boards or accessories sold with computer software) shall be permitted, provided the sale of said merchandise does not exceed five hundred
(500) square feet. Landlord represents that there are no other exclusive use provisions contained in existing leases in the Shopping Center other than as set forth on EXHIBIT F and upon receipt of the Contingency Satisfaction
Notice, no such exclusives shall affect or in any way limit Tenant's right to use the Premises for the Initial Use except as expressly set forth in this
Article 7. Tenant may also operate within the Premises or grant a concession or sublease for a "coffee bar" or "coffee shop" or similar operation (the "CAFE") providing its customers with coffee, tea, and other beverages, pastries, sandwiches, snacks and other pre-prepared or packaged food or non-alcoholic beverage items, as well as merchandise incidental thereto, provided that such Cafe does not exceed 2,500 square feet (plus any outdoor seating). Notwithstanding the foregoing provisions of this Paragraph 7.1, but subject to the provisions of Paragraph 7.5, Tenant shall not use the Premises or allow the Premises to be used in violation of any exclusive use restriction of which Landlord has given Tenant written notice and which is hereafter granted to a new tenant or occupant of the Shopping Center after the expiration or termination of any existing lease affecting buildings A, the "Blockbuster premises", C, D, F, H or Pad 1 (as indicated on the site plan annexed hereto as EXHIBIT B), provided such tenant or occupant M is a first class national or regional retail chain store with at least twenty (20) stores in California and the use of its premises is substantially similar to its use in the majority of its stores in California, (ii) such tenant or occupant occupies an entire building (or the entire Blockbuster premises) or more than 20,000 square feet of leasable area, (iii) shall not have as its primary use the rental or sale of computer software or computer games (EG., Egghead Software) although such tenant or occupant may sell or rent such products as part of its overall business (EG., Best Buy), (iv) no such exclusive use restriction shall prevent Tenant from utilizing the Premises for the Initial Use or for the display, rental or sale of products for which, at the time Tenant receives written notice of such exclusive, Tenant has allocated at least 1,000 square feet of leasable area of retail floor space (such future use restrictions hereafter granted to a tenant or occupant which are permitted as aforesaid, "PERMITTED FUTURE EXCLUSIVES" and each such tenant or occupant satisfying the foregoing conditions, a "MAJOR REPLACEMENT TENANT").

      7.2 Tenant covenants to initially open and operate for at least one (1) day as a Barnes & Noble Superstore, fully stocked and staffed as consistent with the operations of Tenant's other Barnes & Noble Superstores in California. In the event that the Premises shall, at any time after the Rent Commencement Date, be closed for business for a period of thirty (30) consecutive days or more, other than as a result of a remodeling (for a period of not more than nine months) or a cause or event referred to in Articles 24, 25 or 33 herein, or due to Tenant's impending subletting of the Premises or assigning of its interest in the Lease which shall be completed within six (6) months of said closure, then at any time thereafter, Landlord may terminate this Lease by giving Tenant written notice thereof and this Lease shall terminate on the forty-fifth (45th) day after the giving of such written notice by Landlord, whereupon neither Landlord nor Tenant shall have any further liability hereunder (except any Rent then due and unpaid), except Tenant shall have the right to nullify Landlord's termination notice by delivering notice to Landlord that Tenant shall reopen for business and Tenant in fact does reopen for business prior to the expiration of such 45-day period. Nothing in this Lease or otherwise shall at any time require Tenant to keep the Premises open for business.

      7.3 Landlord hereby represents and warrants that, upon Landlord's delivery of the Premises pursuant to Article 5 above, the Premises and the Shopping Center and all parts thereof shall be in full compliance with all applicable laws, ordinances and regulations of all federal, state, county and municipal authorities ("LEGAL REGUIREMENTS"), including Title III of the Americans With Disabilities Act of 1990, any regulations promulgated thereunder and any similar state or local laws or regulations. Landlord shall comply with all Legal Requirements, including any changes thereto, relating to the physical condition of all parts of the Premises and the Shopping Center, except Tenant shall comply with Legal Requirements including any changes thereto to the extent such Legal Requirements apply to Tenant's specific use or alteration of the Premises and not to real estate generally.

      7.4 Except with respect to the premises under leases with Homebase, Food 4 Less, Circuit City, Office Depot and Hometown Buffet to the extent permitted thereby under those permitted use provisions of such tenants set forth on EXHIBIT F annexed hereto, Landlord shall not lease or permit the use of space in the Shopping Center for the following: (i) any bowling alley;
(ii) any arcade; (iii) any tavern or bar within five hundred (500) feet of the Premises, except to the extent incidental to a restaurant operated primarily for on-premises consumption; (iv) any health club, spa or gymnasium; (v) any night club or discotheque; (vi) any second hand or surplus store within five hundred (500) feet of the Premises; (vii) any mobile home park or trailer court; (viii) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters located in the rear of any building); (ix) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation, (x) any central laundry or dry cleaning plant or laundromat within five hundred (500) feet of the Premises (except that this prohibition shall not be applicable to on-site service provided solely for pickup and delivery by the ultimate consumer, including nominal supporting facilities); (xi) any automobile, truck, trailer or recreational vehicle sales, leasing, display or repair; (xii) any skating rink; (xiii) any living quarters, sleeping apartments or lodging rooms; (xiv) any veterinary hospital, animal raising facilities or pet shop (except that this prohibition only prohibits a pet shop if it is adjacent to the Premises and excludes the existing pet store at the Shopping Center and replacements thereof provided such replacement is a national or regional pet retail chain similar to Petco or Petsmart); (xv) any mortuary; (xvi) any establishment selling or exhibiting pornographic materials; (xvii) except for Building A indicated on the site plan annexed hereto as EXHIBIT B, any restaurant within three hundred feet (300') of the Premises; (xviii) any movie theater within three hundred feet (300') of the Premises; (xix) any separately demised newsstand; or (xx) any use which is a public or private nuisance.

      7.5 Except as may be permitted by those permitted use provisions of certain leases set forth on EXHIBIT F, including, without limitation, Blockbuster Video (provided that to the extent Landlord's consent may be withheld as provided in said leases, Landlord shall not modify the use provisions of such leases with respect to the Exclusive Uses (hereinafter defined) granted to Tenant hereunder in any manner which would diminish the exclusive rights granted to Tenant herein) and except as may be permitted by future leases to Major Replacement Tenants, to the extent such leases contain Permitted Future Exclusives, Landlord, and its successors and assigns, shall not operate or permit under any circumstances to be operated within the Shopping Center any other store selling or displaying for sale or rental books, books on tape and books on other media, magazines, periodicals, computer software or computer games (collectively, "EXCLUSIVE USES"), or any other coffee bar or coffee shop in which coffee, similar beverages and products incidental thereto are the primary items offered for sale (e.g. Starbucks). The foregoing restrictions with respect to any of the Exclusive Uses shall be void and of no further force and effect with respect to such use in the event Tenant (including any permitted successor or assignee) no longer uses the Premises for such use for more than a one year period provided, however, that ceasing all business operations in the Premises shall not be deemed to be a cessation of a particular use for the purposes hereof unless such cessation continues for more than five (5) years. The Incidental Sale of such items in connection with the overall business of another operator or tenant shall not be deemed a violation of this Paragraph 7.5. As used herein, "INCIDENTAL SALE" shall mean less than fifty (50) square feet of floor area of such operator's or tenant's display area is devoted, in the aggregate, to the sale and/or display of the aforesaid items; provided, however, that with respect to a Major Replacement Tenant, "INCIDENTAL SALE" shall mean less than ten percent (10%) of floor area is devoted, in the aggregate, to the sale and/or display of the aforesaid items, but in no event greater than one thousand (1,000) square feet (except with respect to a Major Replacement Tenant which sells or rents computer software or computer games as part of its overall business, EG., Best Buy, but not as its primary use, EG. Egghead Software, for which no square foot limitation shall apply with respect to the display area for computer software or computer games). In the event Landlord breaches its covenants contained in this Paragraph 7.5 with respect to Tenant's exclusive, and such breach is a result of Landlord's entering into a lease or consenting to an assignment or sublease permitting or failing, in each instance, to prohibit such tenant, assignee or sublessee from using its premises fcr Tenant's Exclusive Uses, and such breach is not cured witnin thirty (30) days after written notice to

Landlord, in lieu of any other remedy, Fixed Rent shall be automatically reduced to one-half (1/2) of stated Fixed Rent under Paragraph 3.2 above until such use terminates, and Tenant shall have, in addition to all other remedies available to Tenant, the right to terminate this Lease effective sixty (60) days after giving Landlord written notice of such termination, unless Landlord cures such breach within thirty (30) days after such notice, and, upon such termination, Landlord shall pay Tenant the unamortized value of Tenant's Work upon the reasonable documentation of such value, which value has been amortized over the Lease term. In the event Tenant does not elect to terminate the Lease within two (2) years after the breach of the covenants contained in this Paragraph 7.5, Fixed Rent shall be automatically restored to the Fixed Rent under Paragraph 3.2 above. In the event the covenants contained in this Paragraph 7.5 are breached solely by tenants or other operators in the Shopping Center and not by reason of Landlord's entering into a lease or consenting (when Landlord has the right to withhold its consent) to an assignment or sublease permitting or failing to prohibit such tenant, assignee or sublessee from using its premises for Tenant's Exclusive Uses, then, in lieu of the remedy provided in the preceding sentence, Landlord, at Landlord's cost, shall use its best efforts to take all action necessary (including, without limitation, the commencement of legal action) to cause such other tenant or operation to cease operating in violation of the provisions of this Paragraph 7.5.

8. REAL ESTATE TAXES

   8.1 Landlord represents and warrants that Real Property Taxes and Assessments relating to the Premises and the Shopping Center, except current taxes and assessments not delinquent, have been paid in full. Landlord shall pay promptly when they are due all Real Property Taxes and Assessments relating to the Premises and the Shopping Center, except as provided in Paragraph 8.3 below.

   8.2 For purposes of this Article 8, "REAL PROPERTY TAXES AND
ASSESSMENTS" shall mean only the taxes and assessments imposed by municipal, county, state and district governmental authorities (as distinguished from federal governmental authorities) against the owners of real property, which are measured by the value or gross revenues of the subject property separate from any other property owned by Landlord. Landlord estimates the Real Property Taxes and Assessments relating to the Premises for the first (1st) Lease Year (excluding any reassessment resulting from Tenant's Work) will be approximately $26,500, based upon the 1995-1996 real estate tax bill for the tax lot affecting the Premises which Tenant acknowledges it has received and reviewed. Real Property Taxes and Assessments shall be prorated, if necessary, based on a three hundred sixty-five (365) day year to take into account any partial tax year in which the Rent Commencement Date and the expiration of the lease Term occur. The term Real Property Taxes and Assessments shall also include any tax or excise on rent or other taxes payable by Landlord on account of or measured by the rentals and/or other charges payable under this Lease. If under the laws of the State of California, or any political subdivision thereof, at any time during the term of the Lease, the methods of taxation shall be altered so as to impose in lieu of current methods for the assessment and taxation of real property, in whole or in part, taxes based on other standards, or in lieu of any increase therein, such tax shall be included within the Real Property Taxes and Assessments to be paid by Tenant for the purposes of this Lease. Nothing contained in this Lease, however, shall be deemed or construed to include within Real Property Taxes and Assessments: (i) any transfer, documentary or stamp tax; (ii) any tax upon the income, profits or business of Landlord (except to the extent same are in lieu of Real Property Taxes and Assessments); or (iii) any personal property taxes, payroll taxes, capital levy, or franchise taxes or inheritance or estate taxes, even though such taxes may become a lien against the Premises, the Shopping Center or Landlord.

   8.3 If the Premises together with a proportionate share of the Common Areas in the Shopping Center constitutes a separate tax lot which has been approved by Landlord and Tenant for the purpose of prorating Real Property Taxes and Assessments, Tenant shall pay, as additional rent, any and all Real Property Taxes and Assessments relating to the Premises and said proportionate share of the Common Areas. Tenant shall make any such payment on or before the later of (i) the due date thereof or (ii) thirty (30) days after Landlord provides Tenant with a copy of the tax bill therefor (if not sent directly to Tenant by the taxing authority). Landlord shall be responsible for any interest or penalties which are due by reason of Landlord's failure to deliver any tax bill to Tenant at least thirty
(30) days prior to the date on which such interest and/or penalty is assessed.

   8.4 If the Premises and a proportionate share of the Common Areas are not separately assessed by a separate tax lot approved by Landlord and Tenant for proration purposes, Tenant shall reimburse Landlord for its Proportionate Share of Real Property Taxes and Assessments on or before the later of (i) thirty (30) days prior to the due date thereof or (ii) thirty (30) days after Landlord has furnished Tenant with a copy of the tax bill and a copy of Landlord's computations establishing the amounts payable by Tenant. Within ten (10) days after receipt of Tenant's written request therefor, Landlord shall furnish Tenant with such additional substantiating evidence in support of Landlord's tax computation as Tenant may reasonably require. Tenant's Proportionate Share of Real Property Taxes and Assessments shall be based upon the ratio between the total Leasable Square Footage within the Premises to the total Leasable Square Footage upon the separate tax lot in which the Premises are situated (legally defined as Parcel 3 of Vesting Parcel Map No. 95 recorded September 22, 1994, in Book 34 at Page 7 of Parcel Maps, Butte County Records and hereinafter referred to as "TENANT'S TAX LOT") ; provided that Landlord shall equitably adjust the Real Property Taxes and Assessments allocable to land, excluding improvements, and to Common Area improvements, to be prorated to and paid by Tenant, in the event that Tenant's Tax Lot does not contain a proportionate share of the Common Areas within the Shopping Center, based on the ratio between the Leasable Square Footage in Tenant's Tax Lot to the Leasable Square Footage within the Shopping Center.

   8.5 If any general or special assessment is assessed against the Shopping Center, Landlord shall elect to pay the assessment in installments over the longest period of time allowed by applicable law, and only those installments (or partial installments) attributable to the Term shall be considered in determining Tenant's tax liability for such assessment. Notwithstanding any provision of this Lease to the contrary, except as set forth in the following sentence, Landlord (and not Tenant) shall be obligated to pay any assessment for special improvements heretofore installed or hereafter installed in connection with the initial development of the Shopping Center or the Premises, such as, by way of illustration only, the widening of the exterior roads and the installation and/or hook up to sewer and sewer lines, sanitary and storm drainage systems and other utility lines and systems (whether public or private). Tenant shall pay its Proportionate Share of the assessments presently imposed against the Shopping Center pursuant to a certain agreement establishing the Whitman Avenue Assessment District (the "WHITMAN ASSESSMENTS"). Landlord represents that the Whitman Assessments allocable to the tax lot affecting the Premises during the term hereof shall in no event exceed $10,000 per annum.

   8.6 Tenant shall receive its Proportionate Share of any refunds or rebates of Real Property Taxes and Assessments paid to Landlord and attributable to the Term.

   8.7 Landlord shall provide Tenant with a copy of any increased tax assessment within fifteen (15) days of its receipt. Tenant shall have the right to contest any assessment or the validity of any tax. Tenant agrees to indemnify Landlord and hold Landlord harmless from all out of pocket costs and expenses arising out of any contest made by Tenant.

   8.8 Tenant shall pay prior to delinquency all taxes and assessments levied upon and assessed against Tenant's Personal Property (as defined in Paragraph 12.2) in the Premises.

9. COMMON AREA

   9.1 The Common Areas of the Shopping Center shall consist of all portions of the Shopping Center which shall not be occupied by buildings leased or held for lease, as more specifically depicted on EXHIBIT B. The general term "COMMON AREAS" includes all parking areas, landscape areas, aisles, driveways, entrances, exits, walkways, corridors, elevators and elevator shafts, stairwells, sidewalks, roadways, loading areas or appurtenances (unless the operation, repair and maintenance of a particular loading area or appurtenances is the responsibility of the tenant or tenants who have the use of same), service roads, lighting facilities (if used to illuminate the Common Areas), common heating, utility and ventilation facilities and utility, mechanical, telephone and electric rooms, drainage facilities, traffic control signs and fences.

   9.2 Landlord hereby gives and grants to Tenant during the Term, for the benefit of Tenant and Tenant's subtenants, licensees and concessionaires, and their respective employees, contractors, customers, invitees and deliverymen, the right to use all of the Common Areas, in common with Landlord and all other tenants and occupants of the Shopping Center and their respective employees, contractors, agents, assigns, customers, invitees and deliverymen. The rights hereby granted with respect to the Common Areas shall run with and bind the Shopping Center and the land on which it is located, shall be binding upon Landlord and Landlord's successors in title to all or any part of the Shopping Center, and shall constitute an irrevocable, nonexclusive easement appurtenant to the Premises for the benefit of, and shall be enforceable by, Tenant and its successors and assigns throughout the Term.

   9.3 Unless required by law, Landlord shall not alter the size or location of curb cuts or private drives that provide access to the Shopping Center without providing reasonably equivalent access nor reduce parking ratios within the Shopping Center below that required by Article 16, without the prior written consent of Tenant. Landlord may designate portions of the Common Areas as parking spaces for employees of occupants of the Shopping Center, subject to the prior written approval of Tenant, which consent shall not be withheld if such employee parking located within the No Build Area is located in the row of parking bordering Whitman Avenue.

   9.4 Landlord shall not provide for or knowingly permit the use of the Common Areas by any person or legal entity other than as set forth in Paragraph 9.2.

   9.5 Tenant shall not be required to pay its Proportionate Share of any expenses (including Real Property Taxes and Assessments, CAM Expenses or costs of insurance) relating to any land added to the Shopping Center until such land is improved with a building or buildings and such land directly benefits the Shopping Center.

   9.6 Landlord shall keep and maintain the Common Areas in good condition and repair in a manner consistent with first class shopping centers of a similar size and nature. Such maintenance shall include repairing and replacing paving; keeping the Common Areas properly drained, free of snow, ice, water, rubbish and other obstructions, and in neat, clean, orderly and sanitary condition; keeping the Common Areas and such other areas suitably lighted during, and for appropriate periods before and after, Tenant's business hours; maintaining signs, markers, painted lines and other means and methods of pedestrian and vehicular traffic control; maintaining adequate roadways, entrances and exits; and maintaining any plantings and landscaped areas.

   9.7 Tenant agrees to reimburse Landlord for Tenant's Proportionate Share of all reasonable expenses incurred directly in connection with the maintenance, repair and operation of the Common Areas ("CAM EXPENSES"). CAM Expenses shall be limited by the terms of Paragraphs 9.8 and 9.9 and the other provisions hereunder. CAM Expenses may include an administrative fee equal to ten (10%) percent of the total of all other expenses included within CAM Expenses hereunder (excluding, however, any and all insurance, taxes and capital expenditures included therein). CAM Expenses invoiced to the Tenant shall identify the nature of each CAM Expense and Tenant's Proportionate Share of such CAM Expense. Tenant shall reimburse Landlord its Proportionate Share of the CAM Expenses within thirty (30) days of its receipt of Landlord's invoice. Alternatively, Landlord may, prior to the Rent Commencement Date or the beginning of any subsequent calendar year, provide Tenant a written estimate of the CAM Expenses for the calendar year and Tenant shall pay one-twelfth (1/12th) of such estimate as Additional Rent with each payment of Fixed Rent during such calendar year. Within sixty (60) days after the end of each calendar year, Landlord shall furnish to Tenant a detailed statement showing the total CAM Expenses, Tenant's Proportionate Share of such CAM Expenses (prorated for any partial calendar year) and the total of the monthly payments made by Tenant to Landlord during such calendar year. Such statement shall be certified by Landlord as being correct. Landlord shall pay to Tenant any overpayment concurrently with the delivery of such-statement, and Tenant shall pay to Landlord any underpayment for such year with Tenant's next succeeding CAM Expense payment. Landlord shall keep good and accurate books and records for a period of three (3) years in accordance with generally accepted accounting principles concerning the operation, maintenance and repair of the Common Areas, and Tenant and its agents shall have the right, upon ten (10) days' notice, not more often than once per year, to audit, inspect and copy such books and records at Landlord's principal place of business. If any statement of CAM Expenses previously furnished to Tenant shall be greater than one hundred three percent (103%) of the actual CAM Expenses shown by such audit, Landlord shall immediately pay Tenant's reasonable out-of-pocket costs of such audit for the period audited.
 In any event, Landlord shall promptly pay Tenant all CAM Expenses shown by such audit to be overpaid by Tenant and Tenant shall promptly pay Landlord all CAM Expenses shown by such audit to be underpaid by Tenant.

   9.8 CAM Expenses shall exclude expenses due to: (i) capital improvements;
(ii) repairs and replacements, which under sound accounting principles and practices should be classified as capital expenditures; (iii) painting, redecorating or other work that Landlord performs for any other tenant or prospective tenant of the Shopping Center (as compared to periodic repainting of the Building not to exceed once every five (5) years for the benefit of the Premises which may be included within CAM Expenses); (iv) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or by condemnation; (v) any costs that are separately charged to and payable by tenants or for which Landlord is compensated by insurance proceeds or warranties; (vi) leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; (vii) depreciation, except depreciation of equipment used exclusively for the maintenance of the Shopping Center; (viii) interest on and amortization of debt; (ix) taxes of any nature, including Real Estate Taxes and Assessments (payment of which is specifically addressed in Article 8 above) and interest and penalties for late payment of taxes (unless caused by Tenant's late payment of its Proportionate Share of taxes); (x) rent payable under any lease to which this Lease is subject; (xi) off-premises supervisory personnel or property managers; (xii) costs and expenses of enforcing leases against tenants, including legal fees; (xiii) managing agents' commissions or fees, however characterized; (xiv) expenses resulting from any violation by Landlord of the terms of any lease of space in the Shopping Center or of any ground or underlying lease or any mortgage; (xv) the repair of any part of the Common Areas that was inadequately designed or defectively constructed;
(xvi) Landlord's maintenance or repair description as required pursuant to
Article 10; (xvii) insurance (payment of which is specifically addressed in Article 21); (xviii) expenses for vacant or vacated space, including utility, security and renovating costs for such space; (xix) all costs and expenses associated with Environmental Clean-up Work (hereinafter defined) except if caused or permitted by Tenant, its employees, agents, contractors or invitees; and (xx) any costs and expenses associated with Landlord's compliance with Legal Requirements pursuant to Paragraph 7.3 above; and (xxi) parking lot resurfacing and restriping during the first three (3) Lease Years; provided, however, that CAM Expenses may include the annual amortized cost to replace the parking lot within the Shopping Center if replaced after the initial term of the Lease, such amortization to be based upon the useful life of the parking lot (based on generally accepted accounting principles).

   9.9 Notwithstanding the foregoing, Tenant's Proportionate Share of CAM Expenses for the first full calendar year during the Term shall not exceed $7,500. After such first full calendar year and through and including the fifth (5th) full calendar year during the term, Tenant's Proportionate Share of CAM Expenses shall not exceed one hundred five percent (105%) of the CAM Expenses paid by Tenant for the preceding calendar year.

   9.10 Tenant's Proportionate Share for the purposes of calculating
Tenant's share of CAM Expenses which relate only to the Building and solely benefit the tenants within the Building shall equal a fraction, the numerator of which is the Leasable Square Footage of the Premises as determined by the Square Footage Certificate, and the denominator of which is the total Leasable Square Footage of the Building ("TENANT'S BUILDING PROPORTIONATE SHARE"). Currently Landlord estimates the denominator of the fraction to be 31,341 Leasable Square Feet as of the Effective Date hereof, resulting in Tenant's Building Proportionate Share to be 79.6%. To the extent Tenant pays such Building Proportionate Share for certain CAM Expenses relating only to the Building (EG., Building repainting, exterior Building lighting and maintenance and repair of fire protection systems within the Building), comparable CAM Expenses which relate to the remainder of the Shopping Center and not to the Building shall be excluded in the calculation of Tenant's Proportionate Share of CAM Expenses (EG., Building repainting, exterior Building lighting and maintenance and repair of fire protection systems within the Building).

10. MAINTENANCE BY LANDLORD

    10.1 Except for any repairs necessitated by Tenant's (or Tenant's employees, contractors, agents or invitees) negligence or intentionally wrongful acts (for which Tenant shall be responsible at its sole cost), Landlord shall, at its sole expense, (except to the extent includible in CAM Expenses as provided hereinabove) make all structural repairs to the Premises and the Shopping Center, including but not limited to all repairs to the slab, foundation, load bearing walls, roof and any other structural members. In addition, Landlord shall, at its expense (unless herein expressly set forth as Tenant's expense): (i) keep the roof of the Premises free of leaks;
(ii) maintain the underground and otherwise concealed utilities located within the Common Areas and the exterior surface of the outside walls of the Premises and the Shopping Center, excluding window glass, plate glass and doors (unless damage to such glass or doors is caused by a structural shift);
(iii) keep in good order, condition and repair the down spouts and gutters of the Premises and the Building of which the Premises is a part; and (iv) maintain all fire protection systems in the Common Areas. Notwithstanding any provision of this Lease to the contrary, (a) in the event of an emergency or (b) in the event Landlord fails to commence any maintenance or repair of the Premises required under this Paragraph 10.1 within ten (10) business days after written notice from Tenant or fails to complete such maintenance and repair within thirty (30) days after such notice, (but if such repair reasonably requires longer than 30 days, then Landlord shall have such additional period of time provided Landlord's repair is being diligently and continuously prosecuted), then in either of such events Tenant shall have the right (but not the obligation) to perform Landlord's maintenance and repair obligations under this Paragraph 10.1 , and Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant within thirty (30) days after Tenant submits a written invoice therefor. Notwithstanding the foregoing, Tenant shall reimburse Landlord Tenant's Building Proportionate Share of the cost to (i) repair and maintain the roof of the Building after the tenth (1Oth) Lease Year, excluding the gutters and down spouts, and (ii) the annual amortized cost of any roof replacements to the Building after the fifteenth (15th) Lease Year, such amortization to be based upon the useful life of the roof (based on generally accepted accounting principles).

    10.2 The terms and conditions of Articles 24 and 25 shall control with respect to repairs or maintenance required due to casualty or condemnation, respectively.

11. MAINTENANCE BY TENANT

    11.1 Subject to Paragraph 5.3 and Articles 10, 24 and 25, Tenant shall maintain in good repair and condition, at its sole cost and expense (i) the interior plumbing (provided same was not part of Landlord's Work) and other mechanical systems which are located within or on the Building and exclusively serve the Premises; (ii) window glass, plate glass and doors (unless damage to such glass or doors is caused by a structural shift); (iii) heating, air conditioning and electrical systems serving exclusively the Premises; and (iv) the interior, non-structural surfaces of the Premises. Tenant's obligations under this paragraph shall not include repairs which are covered by Landlord's insurance as required herein.

    11.2 As of the Commencement Date and to the extent of Landlord's Work, the heating and air conditioning system serving the Premises (the "SYSTEM") and the plumbing and electrical systems serving the Premises shall be in good operating condition. On the Commencement Date, Landlord shall furnish Tenant with a five (5) year minimum repair or replacement written warranty for the major components of the System (I.E., pumps, condensers and motors) and a one
(1) year parts and labor written warranty for the System and shall assign any and all existing warranties for systems serving the Premises, which shall include payments for all labor, but such warranties shall not relieve Landlord of any obligations set forth in this Lease.

    11.3 Tenant shall use reasonable care and diligence to keep and maintain the Premises free from waste or nuisance and shall deliver the Premises to Landlord broom clean at the expiration of this Lease, reasonable wear and tear and casualty excepted.

12. ALTERATIONS, ADDITIONS AND IMPROVEMENTS

    12.1 Tenant shall not create any openings in the roof or exterior walls, nor make any structural alterations, additions or improvements to the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall have the right at all times to erect or install cabinets, shelves, electrical outlets, machinery, air conditioning or heating equipment and trade fixtures and other equipment, provided Tenant complies with all Legal Requirements in connection therewith.

    12.2 All alterations, additions or improvements made by Tenant which are permanently attached to and made part of the Premises shall become the property of the Landlord at the expiration of the Lease term, except for signs, trade fixtures, furnishings, machinery and equipment used in Tenant's business and furnished by Tenant (collectively, "PERSONAL PROPERTY"), which Personal Property shall be removed by Tenant at the expiration or earlier termination of this Lease and Tenant shall repair any damages caused by such removal. For Federal income tax purposes, Tenant's signs, trade fixtures and furnishings are defined herein as equipment. Except as set forth above and provided Tenant has obtained Landlord's consent to perform alterations, if consent is required under the terms of this Lease, Tenant shall have no obligation to remove any other alterations or improvements or to restore the Premises at the expiration or earlier termination of this Lease.

    12.3 Tenant shall have the right to make interior alterations to the Premises of a non-structural nature without Landlord's consent provided Tenant shall comply with all Legal Requirements in connection therewith.

    12.4 At Tenant's sole cost and expense, Tenant shall be permitted to construct an antenna or satellite dish on the roof of the Premises, provided that (i) Tenant secures any permits required by governmental authority for installation, (ii) such antenna or dish it does not impair the structural integrity of the roof and (iii) Tenant coordinates such installation with Landlord's roofing contractor to avoid violations of any roofing warranties.

    12.5 Notwithstanding the ownership of the alterations, additions or improvements to the Premises, Tenant retains the right to depreciation deductions of all such alterations, additions or improvements made at Tenant's expense.

13. SIGNS

    13.1 Subject to approvals required by the City of Chico, Landlord warrants and represents that to the best of its actual knowledge as of the date hereof, there are no signage restrictions which bind the Shopping Center either by a restrictive covenant or uniform sign plan filed with the local governing authority that would prevent Tenant from erecting its prototype signage as shown on Exhibit G. Provided Tenant's proposed signage complies with all applicable laws and is substantially similar to Tenant's prototypical signage used in Tenant's other stores in California, Landlord's consent shall not be required with respect to Tenant's exterior signage.

    13.2 During the term hereof Tenant shall not be required to remove its signs unless required to do so by local codes enacted subsequent to the date hereof. Tenant may at any time remodel or replace the sign facia to conform with Tenant's then standard signage so long as such signage does not materially exceed the initial total sign area or violate applicable deed or master lease restrictions or sign ordinances, provided that Tenant may repair or replace any damaged or worn signs to their pre-existing condition notwithstanding any changes in deed or master lease restrictions made subsequent to the Effective Date or, to the extent legally allowed, sign ordinances enacted or amended subsequent to the Effective Date. To the extent permitted under governmental regulations, Tenant shall have the right to affix window appliques, interior signs and other treatments commonly used at Tenant's other locations. Tenant shall remove all signs and appliques at the expiration or earlier termination of this Lease, and shall repair any damage caused by such removal. Landlord shall not allow any signage other than Tenant's to be erected on the Premises.

    13.3 Landlord agrees that Tenant may, at its expense, erect and maintain its standard pylon sign panel in the location previously reserved for Payless Drugs on the Freeway Pylon sign located where noted on EXHIBIT B. If a new pylon or monument sign is constructed in the Shopping Center, Tenant shall have the right to erect its standard sign panel thereon of a size and at a location priority consistent with the Tenant's relative Proportionate Share among other occupants of the Shopping Center that are given signage on such pylon or monument sign, provided, however, that Tenant pays such proportionate share of the cost of constructing said sign. Landlord agrees that Tenant shall have the right to install its sign panel on the Shopping Center's freeway pylon in the location currently occupied by Payless Drugs.

    13.4 Prior to the Commencement Date Tenant shall have the right to erect on the Premises a temporary "Coming Soon" sign or signs announcing Tenant's anticipated opening.

14. LANDLORD'S RIGHT OF ENTRY

    14.1 Landlord and its authorized agents may enter the Premises, after prior written notice and during Tenant's normal business hours (except in the case of an emergency posing imminent threat of injury to persons or damage to property), for the following purposes: (i) to inspect the general conditions and state of repair of the Premises; (ii) to make repairs required of Landlord; and (iii) to show the Premises to any prospective purchaser or mortgagee. If requested by Tenant, such entry by Landlord shall be under the supervision of Tenant. Landlord shall not interfere with or create a hazard to Tenant's normal business operations during such entry.

    14.2 Within one hundred eighty (180) days prior to the expiration of the Term, Landlord may enter the Premises during Tenant's normal business hours to show the Premises to prospective tenants. During the final sixty (60) days of the Term, Landlord and its authorized agents may erect on, or about, the Premises its customary sign advertising the property for lease, provided such sign does not interfere with or create a hazard to Tenant's normal business operation.

15. UTILITIES

    15.1 Tenant shall pay before delinquency all charges for gas, water, electricity and any other utility services used solely on the Premises during the Term hereof by Tenant.

    15.2 Landlord, at its expense, shall cause the Premises to be individually metered for each utility service and provide the service connections at points mutually acceptable to Landlord and Tenant. If a utility does not allow or provide for separate metering or sub-metering, Tenant will pay its share of the consumption charges based upon the ratio of the Leasable Square Footage of the Premises to the total Leasable Square Footage of all buildings covered by the utility bill. Notwithstanding the preceding, utility charges for restaurants, hair salons, laundromats, health clubs and other utility intensive uses shall not be included within the calculation of Tenant's share of commonly metered consumption charges. Notwithstanding the foregoing, Landlord may keep the domestic water service for the Building on its account and place a submeter or submeters in the Building to separately meter usage in the Premises and the adjacent premises.
 In such event, Tenant shall reimburse Landlord for the actual cost of water usage for the Premises as opposed to a reimbursement based upon a proportionate share of floor area.

    15.3 In the event of an interruption in any utility service, Landlord shall diligently pursue the resumption of service. If any such interruption is causes by the negligence of or breach of this Lease by Landlord and, as a result, Tenant is not able to conduct its customary level of sales for similar periods, then Fixed Rent, Additional Rent and other charges hereunder shall be equitably adjusted during the period of such interruption.

16. PARKING

    Landlord shall provide Tenant and its employees, customers and other invitees with the non-exclusive use of parking spaces within the No Build Area (defined below) equal to the greater of: (i) 525 parking spaces, as shown on the site plan annexed hereto as EXHIBIT A or (ii) the number of parking spaces imposed by any local code requirements. In addition, Landlord shall provide for the non-exclusive use of all tenants or other occupants of the Shopping Center (excluding Petco's exclusive parking and employee designated parking and Circuit City's pickup area, all as designated on EXHIBIT A), and their respective employees, customers and other invitees, the greater of: (a) three and one-half (3.5) parking spaces per one thousand (1,000) square feet of Leasable Square Footage within the Shopping Center; or
(b) the number of parking spaces imposed by any local code requirements.

17. [INTENTIONALLY DELETED]

18. [INTENTIONALLY DELETED]

19. NO BUILD AREA, VISIBILITY AND ACCESS

    19.1 Landlord agrees that, during the Term, it will not construct or permit to be constructed any building, sign, tower or other structure or improvement, or, unless required by law, plant any tree or other growing plant (except replacements of existing trees or plants, provided same will not exceed nor is reasonable anticipated to exceed four feet in height), or make any other change whatsoever in the area depicted as the No Build Area on EXHIBIT B (the "NO BUILD AREA"). Notwithstanding anything contained in this Lease to the contrary, but subject to Paragraph 9.3 and Article 16 herein, Landlord may modify the layout and/or design of the Common Areas and/or building areas outside of the No Build Area and/or within building limit lines shown within the No Build Area on the attached EXHIBIT B without Tenant's prior written approval. In the event that Landlord violates the terms of this Paragraph 19.1, which violation materially impairs access to the Premises, parking availability or visibility of Tenant's signage or windows, and such violation is not cured within twenty (20) days after written notice from Tenant, in addition to all other available rights and remedies at law in or in equity, Tenant, at its option, may terminate this Lease upon written notice to the Landlord. Notwithstanding the foregoing, in the event that such material impairment results from a violation of the terms of this Paragraph 19.1 by a person or entity other than Landlord and in the further event that Landlord has the legal right to prohibit any such person or entity from violating the provisions of this Paragraph 19.1, Landlord shall not be deemed to be in default under the provisions of this Paragraph
19.1 and Tenant shall not have the right to terminate this Lease if Landlord, within sixty (60) days of receipt of written notice from Tenant of such violation, commences a legal action to cause such person or entity to cease such violation and thereafter diligently prosecute such legal action to completion.

    19.2 In the event access to the Premises or visibility of Tenant's signage and/or windows is materially impaired for a continuous period of greater than ten (10) days following Landlord's receipt of written notice of such material impairment from Tenant due to Landlord's negligence or any other act or omission by or within the control of Landlord, then Fixed Rent, Additional Rent and all other charges payable by Tenant under this Lease shall be equitable adjusted or, if Tenant is unable to continue operating, abated for the period commencing on the expiration of said ten (10) day period and continuing during the term of such material impairment.

20. ASSIGNMENT AND SUBLEASING

    20.1 Except as otherwise provided in this Article 20 or in Paragraph 7.1 above (regarding a sublease for a coffee shop), Tenant may not assign this Lease or sublease the Premises, in whole or in part, without the express written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall consent or withhold such consent by written notice to Tenant within fifteen (15) business days of Tenant's written request for Landlord's consent, together with (i) the name and legal composition of the proposed assignee, subtenant or other transferee, (ii) the nature of the business proposed to be carried on in the Premises, (iii) the major terms and provisions of the proposed assignment, sublease or other transfer, and (iv) such reasonable financial and other information concerning the proposed transferee as Landlord may request. If Landlord fails to respond to Tenant's request within such fifteen (15) business day period, Landlord shall be deemed to have consented to such assignment or subletting. It shall be unreasonable for Landlord to withhold its consent to an assignment or a subletting if (i) the proposed assignee or subtenant is of such financial standing and operational responsibility as to give reasonable assurance of the payment of all rental and other amounts reserved in this Lease and compliance with all of the terms, covenants, provisions and conditions of this Lease, (ii) the use of the Premises or the subleased premises is consistent with those uses generally found in first class shopping centers,
(iii) the primary use of the Premises or subpremises does not directly compete with the primary business of a then-existing tenant or subtenant in the Shopping Center, (iv) the use is not a prohibited use under Paragraph 7.4 hereof, (v) the use of the Premises or subpremises does not violate any exclusive provisions or restrictions contained in other then-existing leases in the Shopping Center or any recorded instrument affecting the Shopping Center, (vi) the assignee or sublessee operates at least three (3) other stores substantially similar to the operation proposed at the Premises, and
(vii) the net worth of the assignee or sublessee is at least $5,000,000 (collectively, the "ASSIGNMENT/SUBLETTING CONDITIONS").

    20.2 Any provision of this Lease to the contrary notwithstanding, Tenant may assign this Lease or sublease the Premises, in whole or in part, without the express written consent of Landlord, to: (i) any corporation into which or with which Tenant has merged or consolidated; (ii) any parent, subsidiary, successor, or affiliated corporation of Tenant; (iii) any person or entity that acquires all or substantially all of the assets or operations of Tenant within the state in which the Premises are located; or (iv) any partnership of which more than twenty-five percent (25%) of the partnership interest shall be owned by Tenant or the parent corporation of Tenant, provided Tenant or such parent corporation is a general partner; provided that, in all of the foregoing events, Tenant's use restrictions in Paragraph 7.1 shall remain applicable.

    20.3 No assignment shall operate to release Tenant of its liabilities and obligations hereunder. Tenant's assignee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed from and after the effective date of such assignment. Notwithstanding any provision of this Lease (except for Paragraph 20.2), no assignee or sublessee of Tenant shall be subject to any use restrictions contained in Paragraph 7.1 hereof, so long as such assignee's or sublessee's use of the Premises does not violate any deed or master lease restrictions and the Assignment/Subletting Conditions are satisfied. The sale or conveyance of the capital stock of or other equity interest in Tenant shall not constitute an assignment of this Lease.

    20.4 Provided any assignee of Landlord assumes in writing all of Landlord's's obligations under this Lease accruing and to be performed from and after the date of such assignment and so notifies Tenant, Landlord may assign its interest in this Lease during the term hereof, and Landlord shall thereupon be released from all future obligations under this Lease with respect to events occurring or other matters arising after Tenant receives notice of such assignment and assumption; provided, however, Tenant shall make all payments required under this Lease to Landlord, or its successors in interest, unless and until Tenant is notified of such assignment and assumption, and Tenant shall in no way be liable to any assignee for any amounts due hereunder until Tenant is so notified.

21. INSURANCE

    21.1 Tenant shall during the Lease term, at its sole expense, maintain in full force general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in and on the Premises. Such liability insurance shall name Landlord as an additional insured. The coverage limits for such liability insurance shall be at least Three Million Dollars ($3,000,000.00) combined single limits for bodily injury and property damage per occurrence. Such policy shall be written as a primary policy not contributory with or in excess of any policy which Landlord may carry. Any such policy shall provide that any loss payable to Landlord shall be payable notwithstanding any act or negligence of Tenant which may otherwise result in a forfeiture of said insurance. Such insurance shall be written an "occurrence basis."

    21.2 Landlord shall during the Lease term maintain in full force the following insurance: (i) general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in and on the Common Areas and in and on the entire Shopping Center, with coverage limits of at least Three Million Dollars ($3,000,000.00) combined single limits for bodily injury and property damage per occurrence; and (ii) all risk property damage insurance and a standard extended coverage endorsement issued by one or more insurance carriers covering the Premises and all of the other buildings and improvements in the Shopping Center to the extent of their full replacement value exclusive of foundation and excavation costs. Landlord shall name Tenant, together with others having insurable interests, as additional insureds on all insurance policies required under this Paragraph 21.1 that cover and insure the Premises. Within thirty (30) days of demand and presentation of paid invoices, Tenant shall reimburse Landlord for Tenant's Proportionate Share of Landlord's cost of insurance carried by Landlord pursuant to the provisions of this Paragraph 21.2. Landlord estimates that Tenant's Proportionate Share of Landlord's cost of insurance for the first
(1st) Lease Year will be twenty-five cents ($.25) per square foot of Leasable Square Footage of the Premises. The casualty policies to be provided by Landlord may included a one (1) year rental loss endorsement and such other endorsements and coverages as Landlord, in its reasonable discretion from time to time may elect to obtain or which may be required by Landlord's first trust deed lender on the Shopping Center. Said policies may also be endorsed with standard mortgagee's loss payable endorsements in favor or, and in a form satisfactory to, any encumbrancers of Landlord, provided that all such encumbrancers shall have agreed to make the proceeds of such casualty insurance reasonable available for restoration and repair to the extent required by this lease. The requirement under this Paragraph that Landlord provide casualty insurance on other building improvements in the Shopping Center shall not be construed to require that such insurance be provided for leasehold improvements constructed by tenants and/or other occupants and/or their trade fixtures and other personal property or for plate glass.
Landlord may permit the above-required insurance relative to the other building improvements to be carried by the tenants and/or occupants of such buildings, either with third-party insurance companies or by self-insurance and with reasonable deductibles, provided that such self-insurance and deductibles is/are acceptable to the holder of the first trust deed loan encumbering the Shopping Center.

    21.3 Landlord and Tenant may comply with their insurance obligations hereunder by endorsement to any blanket policy of insurance provided, however, the coverage afforded the other party and any other additional insureds above shall not be reduced or diminished by reason of the use of such blanket policy of insurance and shall be no less than that which would have been afforded under a separate policy or policies. Landlord and Tenant shall deliver to each other certificates issued by the insurance carrier or carriers for each policy of insurance that they are required to maintain pursuant to the terms of this Lease within ten (10) days after request therefor. Any insurance required by this Article to be procured by one party for the benefit of another party shall contain a provision that the insurance cannot be terminated without thirty (30) days prior written notice to the other party. All insurance required of a party under this Article 21 shall be maintained with insurance companies qualified to do business in the state in which the Premises are located and otherwise reasonable acceptable to the other party.

    21.4 Tenant shall not knowingly conduct any operation in the Premises which would cause suspension or cancellation of the all risk property damage insurance carried by Landlord or by any other occupant of the Shopping Center. If Tenant should change its use of the Premises and thereby cause an increase above normal rates in the premium for the all risk property damage insurance carried by Landlord, the amount of such increase shall be reimbursed to Landlord by Tenant upon demand and presentation by Landlord of written evidence of such increase and paid invoices therefor. Tenant shall not be responsible for any portion of the cost of any insurance above normal rates caused by another tenant's activities within the Shopping Center.

22. INDEMNITY

    Tenant and Landlord (each an "INDEMNITOR") will indemnify the other (each an "INDEMNITEE") against, and hold Indemnitee harmless from, all claims, liabilities, demands or causes of action, including all reasonable expenses of the Indemnitee incidental thereto, for injury to or death of any person and subject to Article 23 below, damage to any property arising within or on the Shopping Center, including the Premises, and caused by Indemnitor's negligent act or omission or the negligent act or omission of any employee or agent of Indemnitor and, in the case of Tenant, any use or occupancy of or state or condition of the Premises the repair or correction of which is not the responsibility of Landlord under this Lease. The liability of Indemnitor to indemnify Indemnitee as hereinabove set forth shall not extend to any matter against which Indemnitee shall be effectively protected by insurance, provided that, if any such liability shall exceed the amount of the effective and collectible insurance in question, the liability of Indemnitor shall apply to such excess.

23. RELEASE AND WAIVER OF SUBROGATION

    Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers, directors, partners and employees, for any loss or damage that may occur to the Premises or any other improvements in the Shopping Center, or Personal Property, including building contents owned by the releasing party, within the Premises and/or the Shopping Center, by reason of fire or the elements of nature or other events normally covered by extended all risk property damage insurance coverage, regardless of cause or origin including negligence of Landlord or Tenant and their agents, officers, directors, partners and employees. Landlord and Tenant shall immediately give written notice of the terms of the mutual waivers contained in this Article
23 to each of their respective insurance companies which have issued policies of insurance covering all risk property damage, and shall have the insurance policies properly endorsed to reflect the insurance company's acknowledgment of such waiver and the absence of any subrogation rights. Each party shall provide to the other, annually within ten (10) days after request therefor, evidence that its all risk property damage insurance policies have been so endorsed.

24. FIRE AND CASUALTY DAMAGE

    24.1 If the Premises should be damaged by fire or other casualty such that rebuilding or repairs cannot be completed within one hundred eighty
(180) days from the date of such damage, Tenant may, within thirty (30) days of the determination of the number of days necessary to restore the Premises, terminate this Lease on written notice to Landlord and, in such event, Fixed Rent, Additional Rent and all other charges payable by Tenant hereunder shall be prorated, taking into account any abatement under Paragraph 24.6 below, to and from the date of such termination.

    24.2 If the Premises should be damaged by fire or other casualty during the last eighteen (18) months of the Term such that the cost of rebuilding or repairs exceeds twenty percent (20%) of the replacement cost of the Premises, then, unless Tenant exercises any right it may have to extend the Term, Landlord may, within thirty (30) days after the determination of the cost of such rebuilding and repairs, terminate this Lease on written notice to Tenant and, in such event, Fixed Rent, Additional Rent and all other charges payable by Tenant hereunder shall be prorated, taking into account any abatement under Paragraph 24.6 below, to and from the date of such termination.

    24.3 If the Premises should be damaged and this Lease cannot be or is not terminated by Landlord or Tenant pursuant to Paragraphs 24.1 or 24.2 above, then Landlord shall, at its sole cost and risk, proceed forthwith to rebuild or repair the Premises (to the extent of Landlord's Work only) in compliance with all Legal Requirements and otherwise to substantially the condition which existed prior to such damage, except that Tenant shall have the right to require Landlord to make changes to the Premises in the course or such restoration, subject to Landlord's approval of such changes to the extent required under Article 12 above. Although Landlord shall cooperate reasonable with Tenant in incorporating approved changes into Landlord's Work, Landlord shall not be required to make any change that would delay the commencement or completion of Landlord's Work, unless Tenant agrees that any rental abatement provided for under Paragraph 24.6 below will end on the date such abatement would have ended but for such delay. If the cost and expense of restoration of the Premises is increased by any change or changes made by Tenant then Tenant shall pay Landlord, within thirty (30) days after demand therefor, the amount or amounts by which the cost or expense of restoration of the Premises was thereby increased.

    24.4 In the event Landlord is required to rebuild and repair the Premises under Paragraph 24.3 above and Landlord does not commence such rebuilding and repair within ninety (90) days after the damage or destruction or, thereafter, fails to pursue diligently such rebuilding and repair to completion, then, in addition to all other rights or remedies available to Tenant under this Lease or at law or in equity, Tenant may terminate this Lease effective upon giving written notice thereof to Landlord, unless Landlord cures such default within thirty (30) days of receipt or written notice of such default from Tenant.

    24.5 The cost of rebuilding and repair of the Premises and the Shopping Center and the number of days within which the Premises can be rebuilt or repaired shall be determined by Landlord's general contractor, subject to verification thereof by an independent contractor mutually acceptable to both Landlord and Tenant. If Tenant desires verification by an independent contractor, the one hundred eighty (180) day period in Paragraph 24.1 above and the ninety (90) day period in Paragraph 24.4 above shall be extended for any period of time required to verify such number of days.

    24.6 If so much of the Premises or Common Areas shall be damaged so that Tenant is unable to conduct its normal business operations from the Premises, in Tenant's reasonable judgment, then all Fixed Rent, Additional Rent and all other charges payable by Tenant hereunder to Landlord shall abate commencing upon the happening of such damage. If only a portion of the Premises is damaged, Fixed Rent shall abate proportionately. Such abatement and tolling of the term shall end on the earlier to occur of: (i) one hundred twenty
(120) days after completion of rebuilding or repair of damage or (ii) the date on which Tenant's conduct of its business from the Premises shall be resumed. The date on which rebuilding or repairs are deemed to be complete shall be the date on which a permanent or temporary certificate of occupancy (or local equivalent thereof) is issued with respect to such rebuilding or repair, provided that the only condition to any such temporary certificate shall be the installation of Tenant's fixtures and any leasehold improvement work to be performed by Tenant.

    24.7 If this Lease cannot be or is not terminated by Landlord or Tenant pursuant to Paragraph 24.1 or 24.2 above, then all insurance proceeds payable with respect to any damage or destruction of the Premises shall be applied solely to the cost of the rebuilding or repair of the damage or destruction. In the event the insurance proceeds are insufficient to cover the costs of the rebuilding or repairs, the excess costs shall be borne by the Landlord.

      24.8 If (i) more than twenty percent (20%) of the Leasable Square Footage of the buildings of the Shopping Center is damaged or destroyed or
(ii) any part of the No Build Area or (iii) more than 20% of the balance of the Common Areas is damaged or destroyed, irrespective in either event of whether the Premises is damaged or destroyed, and if after the happening of either of such events Landlord does not commence within ninety (90) days after such damage or destruction and diligently continue thereafter to restore the same, Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord, effective upon the expiration of sixty (60) days following the giving of such notice, unless Landlord commences such work within sixty (60) days of Landlord's receipt of such notice.

      24.9 Notwithstanding the foregoing provisions of this Article 24, (a) in the event of any casualty which is not covered by Landlord's insurance (provided that Landlord shall have complied with its obligations under Articles 21 and 23 hereof regarding the maintenance of Landlord's insurance), the result of which is that the cost of restoration shall exceed twenty-five percent (25%) of the replacement cost of the Premises, Landlord shall have the right to terminate this Lease by written notice to Tenant given not later than thirty (30) days after the date on which the projected cost of restoration is determined.

25.   CONDEMNATION

      25.1 In the event any part of the Premises or a "Substantial Portion of the Shopping Center" (as defined in Paragraph 25.3) is taken or condemned by any competent authority or is conveyed by deed in lieu of condemnation (a "TAKING"), Tenant shall have the right: (a) to terminate this Lease as of the first day following the earlier of the date of title transfer or the date of the taking of possession by the condemning authority, or (b) to continue the Lease in full force and effect with a reduced Fixed Rent commensurate with the fair rental value of the Premises (such reduction to be in proportion to the reduction in the fair rental value of the Premises before the taking or condemnation as compared to the fair rental value of the Premises following the taking or condemnation and the completion of any restoration and repair to be performed by Landlord), in lieu of the amount of Fixed Rent otherwise provided herein, which reduction in Fixed Rent shall be effective the earlier of the date of title transfer or the date the taking of possession by the condemning authority. Tenant shall give notice to Landlord of its election within sixty (60) days after the date Landlord notifies Tenant of the impending Taking.

      25.2 If Tenant does not elect to terminate this Lease as set forth herein, then Landlord shall commence and diligently continue thereafter to restore any portion of the Premises, the Common Areas and the other buildings in the Shopping Center remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking or demolish and remove the remaining portions of building that are not reasonably susceptible to restoration.

      25.3 For the purposes of Paragraph 25.1, a "Substantial Portion of the Shopping Center" is defined to mean any of the following: (i) ten percent (10%) or more of the parking areas of the Shopping Center; (ii) twenty percent (20%) or more of the Leasable Square Footage of the buildings within the Shopping Center; (iii) loss through the Taking of direct access from the Premises to any adjacent street or highway (unless comparable access is or will promptly be available); or (iv) more than ten percent (10%) of the No Build Area.

      25.4 Termination of this Lease because of Taking shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury or loss sustained by them as a result of the taking. Without limiting the foregoing, Tenant shall have the right to make a claim against the condemning authority for the value of its trade fixtures, furniture and personal property, damages for interruption or relocation of business in the Premises, loss of good will, moving and remodeling expenses and value of any leasehold improvements made by Tenant on or to the Premises; provided, however, that Tenant shall not be permitted to make any claim for any "positive value" or "bonus value" of its leasehold estate.

26.   DEFAULT

      26.1 Tenant shall be in default under this Lease if and only if one of the following events shall occur:

            (a) Tenant shall fail to pay Fixed Rent or Additional Rent payable hereunder when due, and such failure shall continue for ten (10) days after Landlord gives Tenant written notice of its failure to pay; or

            (b) Tenant shall fail to perform any of its other obligations under this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of its failure to perform, provided that, if such failure cannot reasonably be cured by Tenant within such 30-day period, Tenant shall not be in default if Tenant commences to cure the failure within such 30-day period and diligently thereafter pursues the cure to completion; or

            (c) Tenant or any guarantor of Tenant's obligations under this Lease makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; or

            (d) Tenant or any guarantor of Tenant's obligations under this Lease files a petition under federal bankruptcy statutes or under any similar law or statute of the United States or any state, or if Tenant or such guarantor is adjudged bankrupt or insolvent in proceedings filed against Tenant or such guarantor; or

            (e) Tenant fails, within ninety (90) days after an appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, of a receiver or trustee for the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease, to have such appointment vacated.

      26.2 If Tenant shall be in default under this Lease, Landlord may, in addition to all other remedies available at law or in equity, elect one of the following:

            (a) Cure the default for the account and at the expense of Tenant, and Tenant shall reimburse Landlord upon demand for the reasonable cost of curing Tenant's default, together with interest at the rate specified in Paragraph 26.5 below from the date incurred or paid by Landlord until such costs are paid to Landlord, and such costs and interest shall be deemed to be additional rental hereunder.

            (b) Immediately terminate this Lease and Tenant's right to possession of the Premises, and repossess the same by summary proceedings or other appropriate action, and Landlord shall thereupon be entitled to receive from Tenant (subject to the defenses and limitations provided Tenant under California Civil Code Section 1951.2) all damages specified in California Civil Code Section 1951.2(a), including the following: (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in clauses (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Paragraph 26.5 hereof. As used in clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of the award plus one percent (1%), but not in excess of ten percent (10%) per annum.

            (c) Continue this Lease in effect without terminating Tenant's right to possession even though Tenant has breached this Lease and abandoned the Premises and to enforce all of

Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease; provided, however, that Landlord may at any time thereafter elect to terminate this Lease for such previous breach by notifying Tenant in writing that Tenant's right to possession of the Premises has been terminated. The parties intend that Landlord have (subject to the defenses and limitations provided Tenant under California Civil Code Section 1951.2) the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

            (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Landlord's failure to act on any default or breach of covenant on the part of Tenant shall not be or be construed to be a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Lease be construed to waive or to lessen the right to Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to exercise any rights given Landlord on account of any such default. A waiver of a particular breach, or default, shall not be deemed to be a waiver of the same or any subsequent breach or default. Landlord's acceptance of rent or the performance hereunder shall not be, or be construed to be, a waiver of any term, covenant or condition of this Lease or breach or default thereof by Tenant, whether or not such breach or default is then known to Landlord. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall, at Landlord's option, either not result in a merger and shall operate as an assignment to Landlord of any and all subleases made by Tenant to the extent permitted under such subleases, or shall terminate all such existing subleases.

      26.3 In the event this Lease is assigned or the Premises is sublet by Tenant pursuant to Article 20 above and a default occurs thereafter requiring notice as provided in Paragraph 26.1 above, Landlord agrees that it will furnish Tenant with a copy of the notice at the same time it is sent to the assignee or subiessee to the address set forth on page one hereof or the last address for notices provided to Landlord by Tenant in writing. In the event that the default is not cured by the assignee or sublessee during the specified time periods, Tenant shall have, for an additional period of ten
(10) days, the option (but not the obligation) to cure the default.

      26.4 In addition to all other remedies available to Tenant under this Lease or at law or in equity, if Landlord fails to perform any of its obligations under the Lease and such failure continues thirty (30) days after Tenant first gives Landlord written notice of such failure or, if the performance of such obligation cannot be reasonably completed within such 30-day period, in the event Landlord fails to commence within such 30-day period and thereafter diligently pursue to completion the performance of such obligation, then Tenant may (but shall not be obligated to) perform the obligation of Landlord and the reasonable cost thereof shall be payable from Landlord to Tenant upon demand. If Landlord fails to reimburse Tenant on demand for the reasonable cost of performing Landlord's obligation, or if Landlord fails to timely pay to Tenant any other amount due to Tenant under this Lease within fifteen (15) days after Tenant gives Landlord written notice of such past due amount, then Tenant may in either of such events deduct any such amounts owing from Landlord, plus interest thereon as provided in Paragraph 26.5 below, from Fixed Rent, Additional Rent or other charges due or to become due Landlord under this Lease. If Tenant has not received or received credit for all such amounts and interest thereon at the expiration of the Term, Tenant may, at its option, extend the Term on the same terms and conditions then in effect until all such amounts and interest thereon are fully paid by application of all Fixed Rent, Additional Rent and other charges accruing during such extended term. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease which would give rise to the right of Tenant to terminate or offset any amount due Landlord under the Lease unless written notice specifying such default is mailed to Landlord and to all mortgagees and/or trust deed holders and/or assignees of which Tenant has, prior to such notice, been notified in writing ("SECURED PARTIES"), and such specified default is not cured within thirty (30) days after such notice has been mailed to Landlord and to the Secured Parties, or within any period not to exceed one hundred twenty (120) days that Landlord or any of the Secured Parties is proceeding to cure such default with due diligence, including, in the case of the Secured Parties, any period that any of the Secured Parties is taking steps with due diligence to obtain the legal right to cure such default on behalf of Landlord, provided such Secured Party has given Tenant notice of its intention to cure such default within thirty
(30) days after such notice has been mailed. Tenant hereby grants to any Secured Party the right to cure defaults under this Lease on the part of Landlord and agrees to provide each Secured Party reasonable access to the Premises for the purpose of curing such defaults.

      26.5 In the event either party hereto fails to pay any sum due under this Lease within ten (10) days from the due date specified in this Lease, such past due amount shall accrue, and the failing party shall be liable for, interest from the original due date until paid at an annual rate equal to the lesser of (i) the prime rate then published in the WALL STREET JOURNAL plus three percent (3%) or (ii) the maximum rate permitted by law.

27.   HAZARDOUS MATERIALS

      27.1 The following terms shall have the meanings ascribed to them under this Paragraph 27.1:

            (a) "Hazardous Materials" shall mean any chemical, substance, material or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, infectiousness or other harmful or potentially harmful properties or effects, including petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls ("PCBs") and all of those chemicals, substances, materials or combinations thereof that are listed, defined or regulated in any manner by any Environmental Law (defined below).

            (b) "Environmental Cleanup Work" shall mean any cleanup, remediation, removal, construction, alteration, demolition, renovation or installation that is required in connection with Hazardous Materials installed, used, stored, handled or located on the Subject Property (defined below) or disposed of from the Subject Property in order to comply with any Environmental Law.

            (c) "Environmental Law" shall mean any federal, state or local environmental, health and/or safety-related law, and any related decision of the courts, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition.

            (d) "Subject Property" shall mean the Premises, the Shopping Center and any adjacent property owned or leased by or otherwise under Landlord's control, including the improvements thereon and the subsurface soils and groundwater therein and thereunder.

      27.2 Landlord hereby represents and warrants, to its actual knowledge, the following to Tenant:

            (a) During Landlord's period of ownership, the Subject Property has not been used for the disposal of refuse or waste, or for the generation, processing, manufacture, storage, handling, treatment, release, discharge or disposal of any Hazardous Materials, except as typically as part of the operation of a retail shopping center and in compliance with all Environmental Laws.

            (b) The Subject Property is in compliance with all Environmental Laws, or will be prior to the Commencement Date.

            (c) During Landlord's period of ownership, no (i) asbestos-containing materials, (ii) machinery, equipment or fixtures containing polychlorinated biphenyls, (iii) storage tanks for gasoline or any other substance or (iv) urea formaldehyde foam insulation has been installed, used, stored, handled or located on the Subject Property.

      27.3 Landlord shall comply with, and shall pay all costs incurred in complying with, any Environmental Law then in effect and the environmental state, condition and quality of the Subject

Property, including the performance of and payment for any Environmental Cleanup Work and the preparation of any closure or other required plans, excluding, however, any compliance and/or costs related to Hazardous Materials on the Shopping Center to the extent established to have been caused by Tenant's (or Tenant's employees, agents or contractors) use and/or occupancy of the Premises or of the Shopping Center.

      27.4 Notwithstanding any other provision of this Lease, Landlord shall and hereby does agree to indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result of or in connection with: (i) Landlord's breach of any representation, warranty or covenant contained in this Article 27; or (ii) the presence of Hazardous Materials on, under or about the Subject Property, except to the extent same are the result of Tenant's (or its employees, agents or contractors) activities on or in the Premises or the Shopping Center.

      27.5 In the event of Landlord's breach of any representation, warranty or covenant contained in this Article 27 which adversely affects Tenant's ability to carry on its business at the Premises and provided that Landlord shall have failed to cure any such breach within thirty (30) after Tenant first gives Landlord written notice of such breach (or such longer period not to exceed ninety (90) days as may be reasonably necessary if such cure cannot be reasonably completed within such thirty (30) day period and if Landlord has commenced such cure within thirty (30) days if its receipt of such notice and is diligently pursuing the completion of same), Tenant shall have the right, in addition to all other remedies provided herein, to (i) terminate this Lease by written notice to Landlord if the existence of Hazardous Materials which are not caused by the acts or omissions of Tenant has caused Tenant to cease operations at the Premises, such termination to be effective as of the date set forth in such notice, or (ii) cease operations within the Premises in whole or in part and have the Fixed Rent, Additional Rent and any other charges payable by Tenant hereunder equitably abated based upon the extent of interference with the conduct of Tenant's business from such condition until Landlord has cured such breach.

      27.6 Tenant agrees not to store any Hazardous Materials on the Premises and agrees not to release or discard any Hazardous Materials on the Premises or the Shopping Center; provided, however, Tenant may store, handle and use the following chemicals, substances or materials if they are used, stored, handled and disposed of in material compliance with Environmental Laws then in effect: (i) chemicals, substances or materials routinely used in office areas; (ii) janitorial supplies, cleaning fluids or other chemicals, substances or materials reasonably necessary for the day-to-day operation or maintenance of the Premises by Tenant, and (iii) chemicals, substances or materials, reasonably necessary for the construction or repair of improvements on the Premises.

      27.7 Notwithstanding any other provision of this Lease, Tenant shall and hereby does agree to indemnify, protect, defend and hold harmless Landlord and its partners, directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns from and against any and all costs (including, without limitation, costs of Environmental Cleanup Work), claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result of or in connection with (i) the presence of any Hazardous Materials on the Premises or the Shopping Center as the result of activities on or in the Premises or the Shopping Center by or under Tenant or
(ii) Tenant's failure to comply with its obligations under this Article 27. Tenant shall provide prompt written notice to Landlord of the existence of Hazardous Materials on the Premises and/or any adjoining property within the Shopping Center of which Tenant has actual knowledge and with copies of all notices of violation of Environmental Laws received by Tenant.

28.  SUBORDINATION AND NON-DISTURBANCE

     28.1 If Tenant does not deliver to Landlord a Contingency Termination Notice (as defined in Paragraph 37.14) notwithstanding the failure of Landlord to deliver a Subordination, Non-Disturbance and Attornment Agree-ment as required in Paragraph 37.14(c), then Tenant shall have no obligation to pay Fixed Rent, Additional Rent or other charges otherwise payable under this Lease until Landlord obtains for Tenant such Subordination, Non-Disturbance and Attornment Agreement. In any event, Tenant shall have the option to terminate this Lease if such Subordination, Non-Disturbance and Attornment Agreement is not obtained with one hundred eighty (180) days after the Commencement Date. Landlord further agrees that, before it shall have the right to subject and subordinate this Lease to the lien of any mortgages or deeds of trust hereafter placed upon Landlord's interest in the Shopping Center, Landlord shall have first secured for Tenant's benefit a written Subordination, Non-Disturbance and Attornment Agreement substantially in the form set forth in Exhibit H, subject only to the addition of terms and provisions required by the mortgagee or trust deed beneficiary as are customarily found in such agreements between nationally recognized tenants and institutional lenders on the security of first-class shopping center developments in the Northern California area.

     28.2 If Landlord defaults in making payment under any mortgage or deed of trust encumbering all or any part of the Shopping Center the foreclosure of which will terminate Tenant's right to possession of the Premises, or if Land-lord is in breach or in default of any such mortgage or deed of trust in any respect, Tenant shall have the right but not the duty to make all payments of Fixed Rent and other charges thereafter becoming due under this Lease to the mortgagee or beneficiary thereunder in lieu of Landlord, and payments so made shall discharge the obligation of Tenant hereunder with respect to such payments.


29. NOTICES

    29.1 Any notice required to be given under the terms of this Lease shall be in writing and shall be effective upon the earlier of: (i) receipt,
(ii) refusal to accept delivery or (iii) three (3) days after being deposited in the U.S. mail, postage prepaid, via registered or certified mail return receipt requested, or one (1) day after being deposited with a nationally recognized overnight courier, if to Landlord at the address set forth on page 1 hereof, and if to Tenant to the following addresses:


                        Barnes & Noble Superstores, Inc.
                        122 Fifth Avenue
                        New York, New York 10011
                        Attention: Vice President of Real Estate

with a copy to the same addresses, Attention: Lease Administration. For invoices or statements, an additional copy shall be sent to Tenant at the following address:

                        Accounts Payable Department
                        1400 Old County Road
                        Westbury, New York 11590
                        Attention:  Property Accounting

    29.2 Payments of Fixed Rent and other changes shall be forwarded to Land-lord at the address set forth on page 1 hereof via first class mail. If at any time, or from time to time, there shall be more than one Landlord, the Land-lords shall designate a party to receive all notices and rent payments, and service upon or payment to the designated party shall constitute service upon or payment to all. Tenant shall not be required to issue multiple checks for any single payment of Fixed Rent or other charges hereunder.

    29.3 Either party may designate a new address for notice hereunder and/or for the payment of Fixed Rent and other charges upon ten (10) days' advance written notice to the other party in the manner set forth in Paragraph 29.1 above.


30. MEMORANDUM OF LEASE

    Landlord agrees, upon Tenant's request, to execute a Memorandum of Lease in the form of EXHIBIT 1. Either party may record the Memorandum of Lease at its expense following the Effective Date hereof. The provisions of this Lease shall control, however, in regard to any omissions from the Memorandum of Lease or any provisions hereof which may be in conflict with the Memorandum of Lease.


31. LIENS

    If because of any act or omission of Tenant a mechanic's or other lien shall be filed against the Premises or the Shopping Center, Tenant shall, at Tenant's own cost and expense, within thirty (30) days after notice of the filing thereof, cause the same to be cancelled and discharged of record, or shall furnish Landlord with a surety bond issued by a surety company protecting Landlord from any loss because of non-payment of such lien claim. In the event Tenant posts a surety bond, Tenant shall be entitled to contest any such lien claims by appropriate judicial proceedings. Landlord shall at all times have the right to post and to keep posted on the Premises such notices as are provided for under or by virtue of the laws of the State of California for the protection of Landlord's interest in and to the Premises from mechanics liens or liens of a similar nature. At least twenty (20) days prior to Tenant's commencement of any labor or work or construction (except for Tenant's Work expressly contemplated herein) having a projected cost in excess of Fifty Thousand Dollars ($50,000.00), Tenant shall deliver to Landlord notification thereof specifying the nature and location of the intended work and the expected date of commencement and completion thereof, and thereupon Landlord shall have the right to post notices of non-responsibility on or about the Premises.

32. TENANT'S ENTRY PRIOR TO COMMENCEMENT DATE

    Landlord grants Tenant, its employees and agents, a license to enter the Premises for purpose of inspecting Landlord's construction of Landlord's Work prior to the Commencement Date. In exercising such license, neither Tenant nor its employees or agents shall interfere with the workmen, mechanics or contractors of Landlord. Tenant's storage or installation within the Premises of any of its fixtures, inventory or other items of Personal Property prior to the Commencement Date shall not be deemed an acceptance of the Premises by Tenant.

33. FORCE MAJEURE

    Landlord and Tenant shall be excused for the period of any delay in performance of any obligations hereunder when prevented from doing so by the wrongful or negligent acts or omissions of the other party or by causes beyond either party's control, which shall include all labor strikes, civil distur-bance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, inability to obtain any material or service or acts of God. Notwithstanding the foregoing: (i) nothing contained in this Article 33 shall excuse Tenant from paying in a timely fashion any payments due under the terms of this Lease from and after the Rent Commencement Date; and (ii) with respect to Landlord's construction obligations under Article 4 above, (x) no delay under this Article 33 shall be effective unless Landlord shall have notified Tenant of the delay within three (3) business days of Landlord's obtaining actual knowledge of the event giving rise to such delay; and (y) no delay under this Article 33 shall be permitted in connection with delays caused by the failure of the Premises or the Shopping Center to comply with local governmental ordinances, codes or regulations in effect on the Effective Date of this Lease or the implementation of same.

34. BROKERS

    Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation hereof, other than CB Commercial Real Estate Group, Inc. and Lowen Real Estate ("BROKERS"), and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation. Landlord shall be responsible for all fees and commissions payable to Brokers in connection with this Lease. Tenant represents to Landlord that it has not agreed to pay any such fee or commission to the Brokers, or either of them.

35. LANDLORD'S SUBORDINATION

    Within fifteen (15) days after request from Tenant, Landlord shall execute a subordination agreement in favor of Tenant's lender with respect to any liens arising in favor of Landlord against Tenant's fixtures and personal property. Such subordination agreement shall be in a form reasonably acceptable to Land-lord, Tenant and Tenant's lender. Any restriction on Landlord's right to remove Tenant's fixtures and/or other personal property upon the termination or expiration of this Lease in any such agreement shall expire no later than thirty
(30) days following such expiration or termination and notice by Landlord to such lender mailed to the last address provided to Landlord for such purpose by such lender. Said agreement shall obligate Tenant's lender, for Landlord's benefit, to repair any damages to the Premises resulting from any removal of Tenant's trade fixtures and personal property by or under such lender.

36. ESTOPPEL CERTIFICATES

    Within fifteen (15) days after written request from a party hereto, the other party shall execute, acknowledge and deliver to the requesting party an estoppel certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (ii) the date to which rental and other sums payable hereunder have been paid; (iii) that no notice has been received by such other party of any default which has not been cured, except as to defaults specified in the estoppel certificate; and (iv) such other matters as may reasonably be requested by the other party, its lender, assignee or purchaser (or proposed lender, assignee or purchaser). Any such estoppel certificate may be relied upon by any such purchaser, lender or assignee for estoppel purposes only, and no party executing such estoppel certificate shall be liable for damages or other losses as a result of inaccuracy in the information contained in such estoppel certificate absent bad faith or gross negligence.

37. MISCELLANEOUS

    37.1 The failure of Landlord or Tenant to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

    37.2 The terms, covenants, agreements, conditions and undertakings contained herein shall be binding upon and shall inure to the benefit of the heirs, successors in interest and assigns of the parties hereto. Where more than one party shall be the Landlord under this Lease, the word "Landlord" whenever used in this Lease shall include all Landlords jointly and severally.

    37.3 This Lease contains the entire agreement between the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, entered into prior to the execution of this Lease, will alter the covenants, agreements and undertakings herein set forth. This Lease shall not be modified in any manner, except by an instrument in writing executed by all parties.

    37.4 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party or its counsel is the draftsman of this Lease.

    37.5 All of the terms and words used in this Lease, regardless of the number and gender in which they were used, shall be deemed and construed to include any other number (singular and plural), and any other gender (masculine, feminine or neuter), as the context or sense of this Lease or any paragraph or clause hereof may require, the same as if the words had been fully and properly written in the number and gender.

    37.6 Any reference contained in this Lease to the "Effective Date" or similar terms shall mean the last date on which any party required to execute or initial this Lease does so, and such date shall be set forth in the first paragraph of this Lease where indicated.

    37.7 Tenant and Landlord each warrant and represent that the party signing this Lease on behalf of each has authority to enter into this Lease and to bind Tenant and Landlord, respectively, to the terms, covenants and conditions contained herein. Each party shall deliver to the other, upon request, all documents reasonably requested by the other evidencing such authority, including a copy of all corporate resolutions, consents or minutes reflecting the authority of persons or parties to enter into agreements on behalf of such party.

    37.8 Article or Paragraph headings or captions contained herein are provided for convenience purposes only and shall not be considered in any way in connection with the construction of the substantive terms and provisions of this Lease.

    37.9 This Lease shall be governed by and construed and enforced in accordance with the laws of tne state in which the Premises is located.

    37.10 In the event either party hereto initiates litigation or hires legal counsel to enforce or protect its rights under this Lease, the prevailing party shall be entitled to recover from the unsuccessful party, in addition to any other damages or relief awarded or obtained, all court costs and reasonable attorneys' fees incurred in connection with such litigation or action by legal counsel.

    37.11 Nothing contained in this Lease shall be construed to create a partnership, joint venture or relationship of principal and agent between Land-lord and Tenant. No provision of this Lease shall be construed to confer any rights or remedies upon any party other than Landlord and Tenant.

    37.12 When used herein, the terms "including" and "includes" and similar words or phrases shall be deemed to be terms of illustration only and not limitation.

    37.13 Any dispute between Landlord and Tenant with respect to any issue arising out of this Lease which is, pursuant to the specific provisions of this Lease, either expressly made subject to resolution by arbitration or involves a sum of money (other than a dispute regarding the payment and/or amount of Fixed
Rent) which is less than $100,000 (as the case may be, an "ARBITRABLE DISPUTE") shall be determined by arbitration in Butte County, in accordance with the rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall act as promptly as possible to determine and conclude the issue. Any arbitrator must have at least ten (110) years experience in operating or managing commercial real estate in the City of Chico and shall not be related to nor have worked for either Landlord or Tenant. The determination of the arbitration shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction over the parties and the subject matter of the dispute. Landlord or Tenant shall have the right to submit an Arbitrable Dispute (and only such dispute) to binding arbitration under the Expedited Procedures provisions (Rules 53 through 57 in the January 1, 1990 edition) ("EXPEDITED ARBITRATION") of the Commercial Arbitration Rules of the AAA.
In cases where the parties utilize such Expedited Arbitration: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (provided such arbitrator meets the criteria contained for appointment as an arbitrator), (ii) the first hearing shall be held within seven (7) business days after the appointment of the arbitrator, and (iii) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator.

    37.14 This Lease and the obligations of Landlord and Tenant hereunder are expressly made contingent upon the satisfaction of the following contingencies and conditions (collectively, the "CONTINGENCIES"), which Contingencies Landlord agrees to use its best efforts to satisfy:

        (a) Landlord shall deliver to Tenant a termination agreement signed by Payless Drugs (the "PAYLESS TERMINATION AGREEMENT") pursuant to which Payless Drugs agrees to terminate its lease and vacate their premises in the Shopping Center upon not more than thirty (30) days advance written notice from Landlord;

        (b) Landlord shall deliver to Tenant an agreement with Circuit City and Office Depot permitting Tenant to operate its business in the Premises for those purposes set forth in Paragraph 7.1 hereof without restriction or limitation in conflict with Tenant's rights under this Lease;

        (c) Landlord shall obtain from the current holder of any mortgage or deed of trust encumbering all or any part of the Shopping Center, a Subordin-ation, Non-Disturbance and Attornment Agreement in the form substantially as set forth in EXHIBIT H, or, at Landlord's request, such other commercially reasonable form mutually acceptable to such holder and Tenant;

        (d) Landlord shall deliver to Tenant evidence reasonably satisfactory to Tenant that the lease with Blockbuster Video has been fully executed and delivered;

        (e) Landlord has obtained approval from the Architectural Review Board of the City of Chico of the Elevation Designs annexed hereto as EXHIBIT G.

        If any of the Contingencies set forth in clauses (a), (b) and (c) are not satisfied within thirty (30) days after the Effective Date or any of the Contingencies set forth in clauses (d) and (e) are not satisfied within sixty
(60) days after the Effective Date, Tenant (if any of (a) through (e) are not satisfied) or Landlord (if any of (a), (b), (d) or (e) are not satisfied) may terminate this Lease upon written notice to the other (the "CONTINGENCY TERMINATION NOTICE"), whereupon this Lease shall be null and void as if the parties had not entered into same and neither party shall have any rights or liabilities hereunder. Notwithstanding the foregoing, if Landlord seeks to terminate this Lease because the condition specified in clause (d) is not satisfied, Tenant may, within ten (10) days after receipt of Landlord's Contingency Termination Notice, nullify Landlord's termination notice by sending Landlord a notice whereby Tenant agrees to lease the Blockbuster premises upon all of the same terms and conditions as this Lease and the parties shall promptly proceed to enter into such a lease and this Lease shall remain in full force and effect. Upon satisfaction by Landlord of the Contingencies, Landlord shall deliver a notice thereof to Tenant certifying that the Contingencies have been satisfied and Landlord's option to terminate this Lease as provided in this Paragraph 37.14 shall thereafter be null and void (the "CONTINGENCY
SATISFACTION NOTICE"), which Contingency Satisfaction Notice shall be deemed given if Landlord has not delivered the Contingency Termination Notice within ninety (90) days after the Effective Date.

    37.15 After the Commencement Date and upon obtaining all required permits for the construction of Tenant's Work, Tenant shall promptly commence construction of Tenant's Work and shall thereafter diligently prosecute such construction to completion in accordance with the approved Tenant's Plans and in a good and workmanlike manner and in compliance with all applicable laws, rules and regulations. During construction, the Premises shall be enclosed by a construction barricade approved by Landlord, separating the Premises from the balance of the Shopping Center. The construction barricade shall be painted and decorated in form reasonably satisfactory to Landlord. Tenant's contractor shall be responsible for the repair, replacement or cleanup of any damage done by Tenant or its general contractor to other contractors work and/or the Premises or adjacent properties. Tenant's contractor shall contain its storage of materials and his operations within the Premises and that certain staging area for Tenant's nonexclusive use designated as the "Staging Area" on the attached EXHIBIT B. All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Shopping Center. Tenant's contractor or subcontractors shall not post signs on any part of the Shopping Center other than within the construction barricade or on the fence or barricade. Tenant's Work shall be coordinated under Landlord's direction so that Tenant's Work will not unreasonably interfere with or delay the completion of any other construction work in the Shopping Center or the quiet enjoyment of other occupants of the Shopping Center (including keeping all access and drive aisles reasonably free from debris and vehicles) and Tenant shall cause its contractors to reasonably coordinate Tenant's Work with any such other work with Landlord or, at Landlord's direction, with other contractors or Landlord's architect.

    37.16 Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be responsible for the correction or repair of construction defects in any of the Landlord's Work to be maintained and repaired by Tenant except for patent defects in such work of which Landlord receives written notice from Tenant within sixty (60) days of the Rent Commencement Date and except for latent defects in such work of which Landlord receives written notice from Tenant within twelve (12) months of the Rent Commencement Date.

38. EXHIBITS

    All Exhibits referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein. The Exhibits attached hereto are listed as follows:

              EXHIBIT A - Legal Description
              EXHIBIT B - Shopping Center Site Plan
              EXHIBIT C - Notice of Lease
              EXHIBIT D - Landlord's Work
              EXHIBIT E - Intentionally Deleted
              EXHIBIT F - Use Provisions
              EXHIBIT G - Tenant's Prototype Signage and Proposed
                                       Elevation Designs
              EXHIBIT H - Subordination, Non-Disturbance and Attornment
                                       Agreement
              EXHIBIT I - Memorandum of Lease

    EXECUTED by Landlord and Tenant on the respective dates set forth below, but effective as of the Effective Date.

                                       LANDLORD:

                                       CHICO CROSSROADS CENTER, a California
                                       Limited Partnership
                                       By: JMLB, Inc. its general partner



Date executed by Landlord:               By: /s/ Illegible
                                            --------------------------------
                                       Name:
January 16, 1996                       Title:  President
-----------------------------


                                       TENANT:


                                       BARNES & NOBLE SUPERSTORES, INC.



Date executed by Tenant:                By  /s/ Mitchell S. Klipper
                                          -----------------------------------
                                       Name:     Mitchell S. Klipper
January 5, 1996                        Title:    Executive Vice President

                                      EXHIBIT A


                                  LEGAL DESCRIPTION

All that certain real property situate in the County of Butte, City of Chico, State of California, described as follows:

Lots 1 through 9, as shown on that certain Parcel Map entitled, "Vesting Parcel Map No. 95", which map was filed in the office of the Recorder of the County of Butte, State of California, September 22, 1994, in Book 134 of Maps, at Pages 84 and 85.

                                      EXHIBIT B
                              SHOPPING CENTER SITE PLAN

                                      EXHIBIT C


                                   NOTICE OF LEASE


    As required under the Lease Agreement (the "Lease') dated _________. 19__, between the undersigned parties and covering approximately _______ square feet of space located in the Chico Crossroads Shopping Center, Chico, California, the undersigned hereby establish and agree that: (i) the term of the Lease commenced on _________________, 19__, and shall expire on ____________, 20__, subject to Tenant's extension options under the Lease; (ii) the Fixed Rent for the first full calendar month of the Lease term is $_________ and (iii) the Rent Commencement Date is ______________________, 19__.


                                       LANDLORD:

                                       CHICO CROSSROADS CENTER

                                       By: _____________________________
                                          Name:
                                          Title:


                                       TENANT:

                                       BARNES & NOBLE SUPERSTORES, INC.



                                       By:    ___________________________
                                       Name:  Mitchell S. Klipper
                                       Title:  Executive Vice President

                                   EXHIBIT "D"

                                 LANDLORD'S WORK

Landlord agrees to demise a portion of the existing building ("Building") for Tenant as outlined on Exhibit "B" and specifically in the area crosshatched and designated as the Premises on Exhibit "G". Landlord shall prepare at its sole cost and expense plans and specifications (the "Plans") for Landlord's Work (as hereinafter defined). Landlord's Work shall be completed substantially in accordance with the Plans and applicable governing codes, in a good and workmanlike manner, utilizing both new materials and existing components.

To the extent that certain portions of Landlord's Work are existing or have already been completed, Landlord's obligations shall be deemed satisfied, provided:

1. All improvements are in good working condition and in compliance with all applicable building code requirements.

2. All existing electrical and mechanical systems shall be in good working order at the time of "Delivery" and Landlord warrants same for a period of one (1) year from the Delivery Date (and a five (5) year warranty on major components of the HVAC System (i.e. pumps, motors, condensers)).

LANDLORD'S WORK: Landlord's Work is defined for purposes of this Exhibit "D" as items A through I.

All of the following work shall be set forth in the Plans and shall be provided to meet all applicable governing codes and regulations. The term "provide" as used herein means to furnish and install.

    A.   BUILDING SHELL:
         The Building and Demised Premises shall include:
          1. Complete roofing system, including roofing membrane, roof deck, and structure. Provided Tenant's store front (to be provided as part of Tenant's Work) is glass store front system with shading coefficient of 5.7 or less, Landlord's work shall include insuring that the building "shell" complies with the current Title 24 energy requirements. To the extent Tenant's Work (as hereinafter defined) including store fronts and ceiling system, are required to meet energy code requirements, Landlord shall not be required to make said improvements.

          2. Complete structural system; columns, beams, and/or rafters (exposed construction).

          3. Building and site shall be free of all hazardous materials (including but not limited to asbestos, underground storage tanks, etc.) to the extent required by the applicable governmental authorities. Hazardous materials shall be properly handled
              (i.e., encapsulated) as required by governing codes and regulations.

          4. Exterior wall surfaces of the structure shall be painted masonry block. No additional insulation shall be provided.

          5. Secondary access/exit door(s) with frame and all required hardware. Landlord and Tenant shall coordinate door locations, sizes and hardware.

          6. The Building "shell" shall be designed and constructed to conform with all

                             Exhibit "D", Page 1
              applicable governing codes and regulations including ADA criteria.

          7. All existing interior improvements, including floor covering, demising walls (except electrical room), restrooms, dropped ceiling, lighting and fixtures shall be demolished and removed. The premises will be delivered in broom clean condition.

          8. New demising wall shall include 1/2" CDX plywood on the Barnes & Noble side under the dry wall, fastened with dry wall screws pursuant to local code. New demising dry wall shall be taped, sanded and paint ready.

      B.  UTILITIES:
          Shall be provided to the Building Shell and located as shown on the Plans.

          1. Domestic water service: Per local code requirements, 1 1/2" minimum. Landlord may supply the entire building with an internal metering system for billing.

          2.  Sewer service: Existing 4" minimum sewer line.

          3. Natural gas service: 1 1/2" natural gas line suitable to supply the required BTU/hr for the HVAC system. A 1 1/2" stubbed gas service, capped in place, will be provided in the attic space for future service.

          4. Telephone service: Existing telephone service located in the electrical room shall be left in place.

      C.  FLOOR SLAB:
          A smooth concrete floor slab ready for Tenant floor coverings. Floor slab shall support not less than 125 p.s.f and all blemishes, spalls and cracks shall be repaired as required to accept new floor covering.

      D.  ELECTRICAL:

          1. Provide separate electrical service and meter for the Demised Premises.

          2. Provide one (1) 277/480 volt-3 phase, 4 wire 800 AMP main painel with remote meter, Panel shall be placed on finish grade, 3/4" plywood backing boards at the location shown on the Plans. All existing electrical runs for lighting and other services will be disconnected and removed. In slab electrical conduit will be disconnected and left in place. Any existing recessed electrical receptacles will be left in place with service disconnected. Abandoned electrical circuit boxes shall be removed and patched.

      E.  AIR CONDITIONING & HEATING:

          1. Landlord shall utilize existing heating and cooling units wherever possible.
          2. Total system shall supply a minimum of 1.0 ton per 350 square feet contained in the Demised Premises, fully functional and capable of maintaining 78 degrees Fahrenheit in cooling mode (summer) and 72 degrees Fahrenheit in heating mode (winter).

          3. Units will be set and curb mounted with the return and supply stubbed to bottom of truss joist.

                             Exhibit "D", Page 2

          4. HVAC system to include disconnect, weather disconnect to HVAC units, conduit, power wiring, thermostat and gas piping (where required).

          5. AU HVAC equipment to comply with Clean Air Act requirements.

      F.  STORE FRONT:
          Landlord shall demolish all exterior facade and other architectural features on the store front; including removal of all existing store fronts, glass and doors, leaving any bulkheads in place.

      G.  FIRE SPRINKLER SYSTEMS & CENTRAL STATION REPORTING SYSTEMS:
          Provide monitoring for the existing fire sprinkler system per the Plans and according to applicable code. Any system monitoring, alarms, specialty items or alarm fees for a "shell" condition as required by applicable code shall be included within Landlord's scope of work. Existing system shall be modified for the proposed demising; existing drops will be left in place. All other work to modify the system to conform to Tenant's Work shall be completed by Tenant.

      H.  SITE DEVELOPMENT:

          1. Parking areas shall be hard-surfaced with concrete, asphalt or other material and properly striped.

          2. All ADA requirements and all other governing codes must be adhered to in total site and building development.

          3. Walks shall be surfaced with concrete, stone, brick paver or other hard surfaced materials as specified by Landlord.

      I.  OTHER:

          1. Any permits, fees, licenses, Architectural drawings, Engineering consulting services or anything of the sort necessary for the Landlord's Work shall be provided by Landlord at sole cost and expense.

          2. Landlord shall, at its sole cost and expense, secure from City or local governing body a Temporary Certificate of Occupancy or other suitable permit granted to the Tenant and providing for Tenant's right to complete its improvements (subject to Tenant obtaining its building permit), or if not available, a letter from Landlord's architect certifying that Landlord's Work has been substantially completed.

          3. To the extent any portion of the above described Landlord's work is not sufficient to meet applicable governing standards, the foregoing shall be modified with Tenant's consent to meet such applicable governmental standards at Landlord's sole cost and expense. These changes shall not serve to extend the time frames as provided in the Lease.


          4. Any work not specifically set forth herein above, including the completion of store fronts and architectural features necessary to operate the Demised Premises as a typical Barnes & Noble store shall be completed by Tenant ("Tenant's Work").

                             Exhibit "D", Page 3

                                     EXHIBIT E
                               INTENTIONALLY DELETED

                                       EXHIBIT F
                                     USE PROVISIONS

                                      PETCO

8. USE

    (a) Tenant shall have the right to use and occupy the Premises for the operation of a retail pet supply store, which may include the sale of pet food and supplies, live fish, bird and small animal, daytime grooming, incidental veterinary services, and related goods and services, and for no other use or purpose, without Landlord's prior written approval. Such approval by Landlord shall not unreasonable be withheld, provided that Landlord may withhold such approval to any such use that would (i) violate any covenant, condition or restriction then in effect regarding the Shopping Center, or any portion thereof, of which Tenant receives written notice from Landlord within ten (10) days of a request by Tenant for a list of such covenants, conditions or restrictions, or (ii) any exclusive use or prohibited use set forth in the attached EXHIBIT "D-1 ". Landlord may also withhold its approval to the use of the Premises for any non-retail use or for use as an auditorium, meeting hall, school or other place of public assembly, gymnasium or dance hall; for bingo or similar games of chance, or as a massage parlor, video gam arcade, bowling alley, skating rink, car wash, car repair or car rental agency, nightclub or adult book or adult video store or as a restaurant or for medical or other office uses (other than an office incidental to the operation of a retail business otherwise approved by Landlord).

 (b) Tenant covenants that it will not use the Premises for or permit upon the Premises anything unlawful or otherwise against public policy.

                                    HOMETOWN BUFFET

  14. PERMITTED USE. The Premises shall be used as a sit-down family oriented buffet style restaurant which may, at the option of Tenant and subject to applicable laws and governmental regulation, serve alcohol and for no other use or purpose without Landlord's consent, which consent shall not unreasonably be withheld. Landlord may refuse to grant such consent, in its sole and absolute discretion, however, to a change in use if the proposed new use would (i) duplicate the primary use of any other occupant of the Shopping Center at the time Landlord is requested to approve of such new use, or (ii) violate any exclusive use granted to any other tenant or occupant within the Shopping Center, prior to tenant's requesting Landlord to approve the proposed new use, or (iii) require a greater number of parking spaces under applicable governmental codes and/or ordinances than the parking required for the Premises when used as a sit-down family oriented buffet style restaurant; provided that this provision shall not be construed so as to prohibit the operation of the Premises as a sit-down family oriented buffet style restaurant serving alcoholic beverages. Landlord may also refuse to grant its consent to a proposed new use, in Landlord's sole and absolute discretion, if the request for such consent is received by Landlord during the Initial Term. So long as Tenant is not in default under this Lease, no other portion of the Shopping Center will be leased, subleased, operated or otherwise used for the operation of a sit-down family oriented buffet style restaurant; provided that this restriction shall not apply to the building areas designated

"B", "D" or "H" on the attached EXHIBIT "A-1", while any such building area is leased by the existing lease for the building space on such area (I.E., the existing leases with Home Base Inc., Pay Less Drugs and Food-4-Less), as said leases may from time to time be modified and/or amended, extended or renewed. The permitted uses under all leases subsequently entered into by Landlord covering any portion of the Shopping Center will require compliance with applicable use restrictions resulting from "exclusive use" commitments to tenants of the Shopping Center (including the restriction set forth above). Tenant and Landlord will have the mutual non-exclusive right to enforce the restriction supporting the exclusive use commitment to Tenant under this Lease as set forth above. Said restriction shall terminate and be of no further force and effect if (i) at any time following Tenant's opening of the Premises for business with the public, the operations of such business shall cease for a continuous period of twelve (12) months, or (ii) for a twelve (12) month period following the substantial completion of the Landlord's Work and the Tenant's Work, Tenant does not initially open and operate from the Premises as a sit-down family oriented buffet style restaurant, unless such failure to initially open or operate said business is the result of strikes, lockouts, riots, insurrection, fire or other casualty, Acts of God, or other causes beyond Tenant's reasonable control (other than financial). Nothing contained in this paragraph shall be construed as releasing Tenant from its obligation to initially open the Premises for business and to thereafter continuously operate the Premises as required by this Lease. If requested by Tenant, Landlord shall provide for the recording of a memorandum of this Lease which will include the exclusive right to operate a sit-down family oriented buffet style restaurant as granted by this Section. Tenant shall not do or permit anything to be done on, in or about the Premises or Shopping Center which in any way will obstruct or interfere with the rights of any other tenant or subtenant of the Shopping Center; provided, however, that Tenant shall not be in violation of the provision so long as it is using the Premises consistently with the above-stated use clause. Tenant shall not commit waste upon or make any use thereof which may make void or voidable any insurance on the Premises or Shopping Center and in the event any act upon the Premises or Shopping Center by Tenant or any use thereof by Tenant, including any unauthorized vacancy thereof, results in an increase or extra premium payable for insurance on the Premises or Shopping Center, said increase or extra premium payable for insurance on the Premises or Shopping Center, said increase or extra premium shall be paid by Tenant upon, demand by Landlord. Tenant shall conduct its business from the Premises under its trade name, "HomeTown Buffet," or any other name used by a majority of Tenant's restaurants in the State of California, or under any other trade name approved by Landlord, which approval shall not unreasonably be withheld.

   Notwithstanding the foregoing or any other provision in this Lease to the contrary, in no event may Tenant use the demised premises:

      (a) For entertainment purposes such as: cinema, theatre, skating rink, bowling alley, bar, tavern, discotheque, dance hall, amusement gallery, poolroom, pool hall, health club, gym, massage parlor or off-track betting facility.

      (b) For the renting, leasing or sale of any motor vehicle including but not limited to: operation of a dealership relating to motorcycles, automobiles, trucks and/or recreational vehicles, including trailers.

      (c) For any nonretail purpose, provided that this shall not be construed to prohibit office, storage, repair and/or alteration facilities incidental to retailing.

      (d) For the operation of a hardware store or home improvement center or for the purpose of selling home improvement items, including but not limited to, lumber, building materials and/or garden supplies.

      (e) For any business, trade or profession which requires or has a license or permit to conduct a pharmacy, or which employs or is required to employ a registered or licensed pharmacist, or for the conduct of any store, business, trade or profession which is called, labelled, named or is commonly known or is referred to as a "drug store," "pharmacy" or "apothecary."

      (f) As a retail grocery, meat or produce store of any nature; PROVIDED, that this provision shall not prohibit the use of the demised Premises, with Landlord's approval as required above, as a specialty bake shop or as a delicatessen so long as the Gross Sales from such specialty bake stop or delicatessen operation does not exceed one percent (1%) of the overall Gross Sale from the Premises in any Lease Year.

      (g) As a mortuary; church; bookstore or other establishment which prohibits the admission of minors or those below a specified age such as eighteen (18) years, because of merchandise and/or activities explicitly dealing with or depicting human sexuality; so called head shops; video stores; off-track betting parlors; pawn shops; junk yards; flea markets; recycling facilities; massage parlors; car wash facilities; nightclubs; dance halls; secondhand stores (other than "antique" stores); dry cleaning or laundry plants.

      (h) For any use or purpose not customarily found in first-class retail shopping centers, similar to the Shopping Center, in the Northern California area.

      (i) As a fast-food restaurant specializing in the sale of hamburgers or specialty sandwiches.

      (j) A store primarily used for the sale and/or display of consumer electronics, recorded music (records, compact discs, cassette tapes or otherwise) and/or office supplies.

   Tenant agrees that all of Tenant's operations and activities on or from the Premises and the Shopping Center shall be conducted in compliance with all applicable statutes, ordinances, orders, laws, governmental rules and regulations, and the requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof, which may be applicable to the Premises and/or the Shopping Center. Landlord will promptly notify Tenant if Landlord's insurance carrier or underwriter claims an increase in premiums attributable to Tenant's use or that Tenant's activities may invalidate Landlord's coverage(s), and will cooperate with Tenant, at Tenant's sole cost and expense, in efforts to resolve any dispute over any change in premium or effect on Landlord's coverages.

   The use restrictions in this Section 14 will not restrict Tenant's right to maintain up to four coin-operated amusement devices on the Premises (without the need for further consent from Landlord).

   Landlord warrants that Tenant's intended use does not conflict with any existing lease or any existing use restriction affecting the Shopping Center or any other recorded document binding upon the parties or the Premises, EXCEPT as otherwise described herein.

CIRCUIT CITY

   18. USE.

   (a) Tenant shall initially maintain, use and operate the Premises as a retail store for (i) the sale of consumer, office and automotive electronics products (which include, but shall not be limited to, televisions, stereos, speakers and video recorders and players), computer hardware and software, entertainment software and entertainment media (which include, but shall not be limited to, records, game cartridges, video tapes, cassettes and compact discs), cellular telephones, household appliances (which include, but shall not be limited to, refrigerators, freezers, stoves, microwave ovens, vacuum cleaners and dishwashers) and related goods and the sale and installation of motor vehicle audio, stereo and telephone systems (all of such items being herein collectively referred to as the "Products"), and (ii) renting, servicing, repairing and warehousing of the Products (collectively herein, the "Initial Use").

   (b) Thereafter, Tenant shall have the right to use the Premises for any lawful retail use; provided, however, that the Premises shall not be used
(i) for any illegal purpose, (ii) for any use prohibited under paragraph 19(a)(viii) below, (iii) in violation of any exclusive use restriction granted a tenant or other occupant of the Shopping Center pursuant to a Prior Lease or any restrictive covenant in a Prior Lease shown on EXHIBIT "F", or
(iv) in violation of any other applicable provision of the "Permitted Title Encumbrances" contained in EXHIBIT 7-1.

   (c) Nothing contained in this Lease shall be construed to require Tenant to operate the Premises continuously for the use first stated or for any other use. However, should Tenant fail to open and engage in the Initial Use for at least one (1) business day within one (1) full year following the Commencement Date, subject to force majeure (financial inability excepted), Landlord shall have the right upon thirty (30) days' prior written notice to Tenant to terminate the Lease and thereafter Tenant shall be relieved of all obligations hereunder. If this Lease is so terminated pursuant to this paragraph 18(c), the Improvements shall become the property of Landlord, and Landlord shall not be required to deliver the Tenant Improvement Allowance as required by Exhibit "C". Notwithstanding anything to the contrary, Tenant may eliminate Landlord's termination right if within the thirty (30) day period following Tenant's receipt of Landlord's termination notice, Tenant opens for business in the Premises.

19.

   (vi) TENANT'S EXCLUSIVE USE. So long as the Premises are used for the initial uses set forth in paragraph 18, no other tenant or occupant of the Shopping Center shall be entitled to sell or rent (or rent to own) any of the Products, subject only to rights granted any such tenants under the Prior Leases.

   (viii) PROHIBITED ACTIVITIES. Subject to the rights of tenants under the Prior Leases, Landlord shall not operate or lease (or permit to be operated or leased) any building or tenant space in the Shopping Center for use as:

   (A) a bar, pub, nightclub, music hall or disco in which less than fifty percent (50%) of its space or revenue is devoted to and derived from food service;
   (B) a bowling alley;
   (C) a billiard or bingo parlor;
   (D) a flea market;
   (E) a massage parlor;
   (F) a funeral home;
   (G) a facility for the sale of paraphernalia for use with illicit drugs;
   (H) a facility for the sale or display of pornographic material (as determined by community standards for the area in which the Shopping Center is located);
   (I) an off-track betting parlor;
   (J) a carnival, amusement park or circus;
   (K) a gas station, car wash or auto repair or body shop, other than within the building area designated as "Pad 1" on the Site Plan (the parties specifically acknowledging that Tenant's car stereo installation facility is not included in this prohibition (K));
   (L) a facility for the sale of new or used motor vehicles, trailers or mobile homes;
   (M) a facility for any use which is illegal or dangerous, constitutes a nuisance or is inconsistent with an integrated, community-oriented retail and commercial shopping center;
   (N) a skating rink;

    (0) an arcade, pinball or computer gameroom (provided that retail facilities in the Shopping Center, exclusive of the Premises, may operate no more than four (4) such electronic games incidentally to their primary operations);
    (P) service-oriented offices (such as, by way of example, medical or employment offices, travel agencies, real estate agencies or dry cleaning establishments) or other nonretail uses within 250 feet of the Premises, except for offices and storage facilities incidental to a primary retail operation;
    (Q)  a banquet hall, auditorium or other place of public assembly;
    (R) a training or educational facility (including, without limitation, a beauty school, barber college, reading room, school or other facility catering primarily to students or trainees rather than customers);
    (S)  a theater of any kind; or
    (T)  a gymnasium, sport or health club or spa.

    In addition to the foregoing, Landlord shall not operate, lease or permit to be operated or leased any restaurant within any building on Landlord's Premises, which is located within three hundred (300) feet of the front entrance to the Building, subject, however, to the rights of tenants under the Prior Leases. In addition, no auction, fire or going-out-of-business sale shall be conducted in the Shopping Center, subject, however, to the rights of tenants under the Prior Leases.

                                  EXHIBIT "F"

                             PERMITTED ENCUMBRANCES

A. Other Shopping Center occupants' exclusive uses and restrictive covenants in Prior Leases prohibit the following uses of the Premises:

    1. Any non-retail purpose (the following shall not be deemed non-retail: barber shops, insurance agencies, travel agencies, medical, dental or optometric facilities, beauty salons, banks, small loan offices, real estate offices and gasoline service stations, and the following if incidental to retailing: other offices, storage, repairs and alteration facilities).

    2. A business selling home improvement items including, but not limited to, lumber, building materials and/or garden supplies, except that other stores may sell such items as an incidental part of their business. For the purposes of this paragraph, such sales shall be "incidental" if they do not exceed fifteen percent (15%) of the sales in such business.

    3. A retail grocery, meat or produce store of any nature, provided that this restriction shall not prohibit a specialty bake shop or a delicatessen.

    4. Entertainment purposes, such as: cinema, theater, skating rink, bowling alley, bar, tavern, discotheque, dance hall, amusement gallery, pool hall, health club, gym, massage parlor or off-track betting facility.

    5. For the renting, leasing, sale of any motor vehicle including, but not limited to: operation of any dealership relating to motorcycles, automobiles, trucks and recreational vehicles, including trailers.

    6. A restaurant (fast-food or sit-down) within two hundred (200) feet of any wall of the building designated "B" on the Site Plan, provided that this provision shall not apply to an ice cream store, yogurt store or donut shop. In addition, no restaurant shall be located within two hundred (200) feet from the front entrance of the store on the building area designated "D" on the Site Plan, nor shall any office, other than a travel agency or real estate firm, neither being larger than two thousand (2,000) square feet, be located within two hundred fifty (250) feet of said front entrance. In addition, no training or educational facilities shall be located within two hundred (200) feet of said front entrance.

    7. A business, trade or profession which requires or has a license or permit to conduct a pharmacy, or which employs or is required to employ a registered or licensed pharmacist or the conduct of any store, business, trade or profession which is called, labeled, named or is commonly known or referred to as a "drug store," "pharmacy," or "apothecary."

    8. A sit-down family-oriented buffet style restaurant.

    9. A restaurant.

   10. So long as an office supply store has not ceased to be operating on the premises currently designated as Building F and G on the Site Plan for a continuous period in excess of six (6) months (excepting any periods during which remodeling or restoration work is being conducted with due diligence) the Premises may not be operated as a store having as its primary business the sale of office supplies, office equipment, office furniture and/or other office products and related goods. This restriction, however, shall not be deemed to prohibit Tenant, its subtenants, transferees, successors or assigns from using the Premises in whole or in part, for the operation of a standard Circuit City store or other similar store for the sale of consumer electronics, automotive electronic products, household appliances and related goods, the warehousing and servicing of same and/or sale and installation of car stereo, audio and telephone systems and similar electronics equipment.

    11. A theater, auditorium, meeting hall or other place of assemble; any sports or entertainment facility within four hundred (400) feet of the building designated "F" and "G" on the Site Plan; automobile sales or repairs; bowling alley, pool hall or skating rink, bar serving alcoholic beverages (except as an incident to a full kitchen restaurant operation); funeral parlor; massage parlor, any type of karate, gymnasium, health club or physical fitness facility within four hundred (400) feet of the building designated "F" and "G" on the Site Plan; car wash; off-track betting establishment; amusement or game room within two hundred (200) feet of the building designated "F" and "G" on the Site Plan (excluding electronic games incidental to the operation of a restaurant); a so-called "flea market" or other operation for the sale of used goods (excluding antique stores), night club, discotheque or dance hall; hotel or other lodging facilities; offices (except incidental to a retail operation); school (including, without limitation, trade school or class sessions of any nature whatsoever) within two hundred (200) feet of said building designated "F" and "G"; gun range; any business or use which emits offensive odors, fumes, dust or vapor, or constitutes a public or private nuisance, or emits loud noise or sounds which are objectionable, or creates a fire, explosive or other hazard; manufacturing facility; warehousing (except incidental to a retail operation) adult book store or similar store selling or exhibiting pornographic materials as a substantial part of its business and which prohibits the admission of minors; or a restaurant within two hundred (200) feet of said building designated "F" and "G".

    12. Any use other than a retail use.

    13. Office use except (i) offices incidental to retail uses and (ii) offices providing services to the general public and customarily found in similar shopping centers, e.g., banking, finance services, real estate or securities brokerage services, financial or tax-planning services, accounting, insurance or legal services, optical, medical or dental services or travel agencies.

B. The following uses of the Premises shall be prohibited throughout the Lease Term:

    1. The uses prohibited under the Prior Leases and set forth in Paragraphs 1-13 of Section A above, notwithstanding the expiration or termination or amendment of any Prior Lease.

    2. The sale of pet food, supplies, fish, birds and small animals and grooming and veterinary services and related goods and services.

    3. As an auditorium, meeting hall, school or other place of public assembly, gymnasium or dance hall; for bingo or similar games of chance, or as a massage parlor, video game arcade, bowling alley, skating rink, car wash or car repair or car rental agency, night club or adult book or adult video store which prohibits the admission of minors to the store.

C.  Permitted Title Exceptions.

    1. The exceptions set forth in the Preliminary Title Report for the Shopping Center attached hereto as EXHIBIT "F-1".

    NOTWITHSTANDING ANYTHING CONTAINED IN THIS EXHIBIT "F" TO THE CONTRARY, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO PROHIBIT THE EXERCISE OF THE RIGHTS AND PRIVILEGES GRANTED TO THE TENANT UNDER THE LEASE, INCLUDING BUT NOT LIMITED TO THE TENANT'S EXCLUSIVE USE RIGHTS SET FORTH IN PARAGRAPH 19(A)(VI) OF THE LEASE.

                           FOOD 4 LESS

    28. EXCLUSIVE. LESSOR covenants that it will not permit any person other than the LESSEE to operate a retail grocery, meat, or produce store of any nature in the Shopping Center of which the premises are a part without first obtaining the LESSEE'S prior written consent, so long as there shall be the operation of a food supermarket containing not less than 40,000 square feet within the premises, provided, however, nothing herein shall result in the termination of such exclusive due to a temporary closing for a reasonable period of time, including such a closing as may occur for refurbishing, alterations, repairs in the event of casualty, or transfer of ownership of the supermarket. Not-withstanding the foregoing, LESSEE consents, in advance, to the following uses:

    A.   a specialty bake shop;
    B.   a delicatessen.

    32. RESTRICTION ON USE. LESSOR and LESSEE each agree that the following uses shall not be permitted within the Shopping
Center; including the demised premises:

A) For entertainment purposes, such as: cinema, theater, skating rink, bowling alley, bar, tavern, discotheque, dance hall, amusement gallery, pool hall, health club, gym, massage parlor, or off-track betting facility;
B) For the renting, leasing, sale of any motor vehicle including but not limited to: operation of any dealer-ship relating to motorcycles, automobiles, trucks, and recreational vehicles, including trailers;
C) For any non-retail purpose (the following are specifi-cally recognized as not being non-retail: barber shops, insurance agencies, travel agencies, medical, veteri-nary, dental or optometric facilities, beauty salons, banks, small loan offices, real estate offices and gaso-line service stations, and the following, if incidental to retailing: other offices, storage, repairs and alteration facilities).

    LESSOR agrees that, with respect to the real property which comprises the Shopping Center as depicted in Exhibit "A", the following additional restrictions will further apply:

A) No restaurant shall be located within 200 feet from the front entrance of the premises;
B) No office other than a travel agency or real estate firm, neither being larger than 2,000 square feet, shall be located within 250 feet of the front entrance;
C) No training or educational facility shall be located within 200 feet of the front entrance to the premises.

    LESSEE agrees that, with respect to the demised premises, in addition to the uses restricted throughout the Shopper Center as before set forth, LESSEE will not utilize the premises for a restaurant, bar-restaurant, training, or educational facility, offices, sporting goods store, for a business whose primary use is a yogurt shop, indoor ice cream shop, or for a pharmacy (apothecary or drug store or super drug store) or for the purpose or operating a home improvement center or for engaging in the sale of home improvement items including, but not limited to, lumber, building materials, indoor garden supplies, except that this restriction against the sale of home improvement items shall not apply to the premises to the extent that sales of such items are an incidental part of the business conducted within the premises. For the purposes of this paragraph such sales shall be deemed "incidental" if they do not exceed fifteen percent (15%) of the sales made from the store located within the premises.

     33. INITIAL USE AND RIGHT TO CLOSE STORE. LESSEE agrees that the initial use of the premises shall be for the operation of a supermarket. LESSOR agrees that nothing in this Lease shall be construed on compelling LESSEE to operate any particular type of business or to keep the store in or upon the premises open for business, and LESSEE shall have the privilege of closing said store at any time, provided LESSEE shall continue to pay the minimum monthly rental, additional rent, and other monetary obligations as set forth in this Lease.

                                     OFFICE DEPOT









          1.1.19 PERMITTED USES; NATURE OF TENANT'S BUSINESS: Tenant's initial use of the Premises (the "Initial Use") shall be the operation of an office supply and products store for any of the following sales and services: office supplies, furniture, machines, and other office related equipment; computer hardware, software and related equipment; art, architectural and engineering supplies; photocopy, facsimile, printing and related services. The Initial Use, together with any other lawful retail purposes (subject to the Restricted Uses set forth on EXHIBIT E), shall hereinafter be referred to as the "Permitted Uses". Once Tenant has opened for business in the Premises for the Initial Use, it may thereafter use the Premises for any of the Permitted Uses.

                                    EXHIBIT E

                         RESTRICTED USES AND PROHIBITED USES


     A. RESTRICTED USES (restrictions upon the use of the Premises):

        (1) OTHER TENANT EXCLUSIVES (restrictions for so long as the corresponding exclusive (as set forth herein) contained in the respective existing lease remains in effect):

          (a) SEE THE ATTACHED EXHIBIT E-1

          (b) CIRCUIT CITY EXCLUSIVE. So long as a consumer electronics and/or household appliance store, once it has opened for business, has not ceased to be operating on the premises currently designated as Building "C" on the Site Plan for the Shopping Center for a continuous period in excess of six (6) months (excepting any periods during which remodeling or restoration work is being conducted with due diligence), no portion of the Premises may be used for a store having as its primary business the sale of consumer electronics and automotive electronics products, household appliances and related goods, the warehousing and servicing of same, and/or for the installation into motor vehicles of car stereo, audio and telephone systems, and similar electronics, equipment. The foregoing shall not be deemed to prohibit Tenant, its subtenants, transferees, successors or assigns from using the Premises, in whole or in part, for the operation of a standard Office Depot retail facility or other, similar store for the sale of office products (inclusive of office electronics).

        (2) RESTRICTIONS THROUGHOUT THE LEASE TERM: (a) all those prohibited uses set forth in paragraphs B.2 and B.3 hereinbelow and in the attached Exhibit E-2.

     B. PROHIBITED USES (restrictions upon the use of the rest of the Shopping Center):

        1. So long as an office supply store has not ceased to be operating in the Premises for a continuous period in excess of six (6) months (excepting any periods during which remodeling or restoration work is being conducted with due diligence), Landlord shall not permit any Occupants of the Shopping Center, other than Tenant, to: (i) use more than one thousand (1,000) square feet of floor area (in the aggregate) for the sale, leasing, distribution or display of office supplies, including office furniture, office fixtures, office machines and equipment, computers, computer hardware, software and accessories, art supplies, architectural supplies, engineering supplies, or (ii) be primarily engaged in the sale, leasing, distribution or display or any of the items set forth in (i) above and/or photocopying services, facsimile services or instant print shop services; provided that nothing contained in this Paragraph B.1 shall be construed as prohibiting any grocery supermarket occupying thirty-five thousand (35,000) square feet of Leasable Area, or more; or any drug store occupying twenty-five thousand (25,000) square feet of Leasable Area, or more; or any home improvement center occupying ninety thousand (90,000) square feet of Leasable Area, or more, from selling, leasing and/or displaying any of such types of goods and/or services from its premises within the Shopping Center if the same are sold, leased and/or displayed by such Occupant in a majority of its other similar stores in the Northern California area. The foregoing restrictions in this Paragraph B.1 also shall not be applicable to (i) the sale, leasing and/or display of computers, computer hardware, software and accessories for as long as Computer Warehouse is operating in the Shopping Center a store containing three thousand nine hundred (3,900) square feet of Leasable Areas or less, together with up to fifteen hundred (1500) square feet of area used exclusively for classroom purposes; (ii) a Postal Annex store with photocopying services and facsimile services operating in the Shopping Center; or (iii) the sale, leasing or display of art supplies and/or a store primarily engaged in the sale of art/craft items, occupying one thousand five hundred (1,500) square feet of Leasable Area, or less. In addition, the foregoing shall not apply to Circuit City Stores, Inc., its subtenants, transferees, successors and assigns ("Circuit City"), as to which the provisions of Paragraph B.1.(a) shall apply.

          (a) So long as an office supply store, once it has opened for business, has not ceased to be operating on the Premises for a continuous period in excess of six (6) months
              (excepting any periods during which remodeling or restoration work is being conducted with due diligence), no portion of the parcel occupied by Circuit City, i.e., the parcel currently designated as Building C on the Site Plan, may be used for a store having as its primary business the sale of office supplies, office equipment, office furniture and/or other office products and related goods. The foregoing shall not be deemed to prohibit Circuit City, its subtenants, transferees, successors or assigns from using its premises in whole or in part, for the operation of a standard Circuit City store or other similar store for the sale of consumer electronics, household appliances and/or car stereo systems, as described in Subparagraph A.(1)(b) above.

        2. Landlord shall not sell, lease or otherwise permit any portion of the Shopping Center to be used or occupied for any of the following purposes: a theater; auditorium, meeting hall or other place of assembly; any sports or entertainment facility within four hundred feet (400') of the Premises; automobile sales or repairs; bowling alley, pool hall or skating rink; bar serving alcoholic beverages (except as an incident to a full kitchen restaurant operation); funeral parlor; massage parlor; any type of karate, gymnasium, health club or physical fitness facility within four hundred feet (400') of the Premises; car wash; off track betting establishment; amusement or game room with two hundred feet (200') of the Premises (excluding electronic games incidental to the operation of a restaurant); a so called "flea market" or other operation for the sale of used goods (excluding antique stores); night club, discotheque or dance hall; hotel or other lodging facilities; offices (except incidental to a retail operation); school (including without limitation trade school or class sessions of any nature whatsoever) within two hundred feet (200') of the Premises; gun range; any business or use which omits offensive odors, fumes, dust or vapor, or constitutes a public or private nuisance, or emits loud noice or sounds which are objectionable, or creates a fire, explosive or other hazard; manufacturing facility; warehousing (except incidental to a retail operation); adult book store or similar store selling or exhibiting pornographic materials as a substantial part of its business and which prohibits the admission of minors.

        3. Landlord shall not sell, lease, rent or permit any other premises in the Shopping Center to be used or occupied for other than retail uses customarily found in similar shopping centers in the state and county where the Shopping Center is located.

        4. Landlord covenants and agrees that there shall be no restaurants within two hundred (200) feet of the Premises.

        5. Landlord covenants and agrees that no portion of the Shopping Center shall be used for offices excepting (i) offices incidental to retail uses, and (ii) offices providing services to the general public and customarily found in similar shopping centers (e.g. banking for finance services, real estate or securities brokerage services, financial or tax planning services, accounting, insurance or legal services, optical, medical or dental services or travel agencies).

        6. The Prohibited Uses set forth above shall be subject to the existing leases of the present (as of the date of this Lease) Occupants of the Shopping Center, as the same, from time to time, may be amended and/or extended or renewed, but no such amendment shall change the definition of "Prohibited Uses" as used in this Lease.

                               EXHIBIT E-1


     (i) The following restrictions in Landlord's Lease with Netco Foods, Inc., a California corporation, dated May 25, 1988, for the premises designated "D" on the Site Plan:

          1. No restaurant shall be located within two hundred feet form the entrance of the Premises;

          2. No office other than a travel agency or real estate firm, neither being larger than two thousand (2,000) square feet, shall be located within two hundred fifty (250) feet of the front entrance;

          3. No training or educational facility shall be located within two hundred (200) feet of the front entrance to the Premises.

    (ii) The following restrictions in Landlord's Lease with Home Club, Inc., a Delaware corporation, dated June 6, 1988, as amended, for the premises designated "H" on the Site Plan:

           The building envelopes designated "Shops F" and "Shops G" on the Lease Plan (Rev. 1) may not exceed a total of twenty-two thousand (22,000) square feet of floor area and may not be used, in whole or in part, for restaurant and/or bar or office purposes, other than office use incidental to the operation of a retail business other-wise permitted by the Lease.

           "Shops F" and "Shops G" are defined in the subject Home Club, Inc., Lease as the Premises leased to Tenant by this Lease.

   (iii) The following restriction in Landlord's Lease with HomeTown Buffet, Inc., a Delaware corporation, dated May 15, 1992, for the premises designated "A" on the Site Plan:

          A restriction against the operation of a sit-down family-oriented buffet style restaurant.

References to the above respective existing leases shall include any such lease as amended, extended and/or renewed.

                                     EXHIBIT E-2

1.  The following prohibited uses:

         (a) For entertainment purposes such as: cinema, theater, skating rink, bowling alley, bar, tavern, discotheque, dance hall, amusement gallery, poolroom, pool hall, health club, gym, massage parlor or off-track betting facility.

         (b) For the repair, servicing, renting, leasing or sale of any motor vehicle including, but not limited to: operation of a dealership relating to motorcycles, automobiles, trucks and/or recreational vehicles, including trailers.

         (c) For any non-retail purpose, provided that this shall not be construed to prohibit office, storage, repair and/or alteration facilities incidental to retailing.

         (d) For the operation of a hardware store or home improvement center or for the purpose of selling home improvement items including, but not limited to, lumber, building materials and/or garden supplies, unless such sales are incidental to a permitted retail operation. For the purposes of this paragraph (d), such sales shall be "incidental" if they do not exceed fifteen percent (15%) of the sales in such store.

         (e) For any business, trade or profession which requires or has a license or permit to conduct a pharmacy, or which employs or is required to employ a registered or licensed pharmacist, or for the conduct of any store, business, trade or profession which is called, labelled, named or is commonly known is referred to as a "drug store," "pharmacy" or "apothecary."

         (f) As a retail grocery, meat or produce store of any nature or the sale of fresh or frozen meat, produce, vegetables or dairy products.

         (g) As a mortuary, church, book store or other establishment which prohibits the admission of minors or those below a specified age such as eighteen (18) years because of merchandise and/or activities explicitly dealing with or depicting human sexuality, so-called head shops, video stores, off-track betting parlors, pawn shops, junkyards, flea markets, recycling facilities, massage parlors, car wash facilities, nightclubs, dance halls, secondhand stores (other than "antique" stores), dry-cleaning or laundry plants.

         (h) For any use or purpose not customarily found in first-class retail shopping centers, similar to the Shopping Center, in the Northern California area.

         (i) As a restaurant or food service use including, without limitation, fast-food restaurants or for professional office or other office uses, other than an office incidental to the operation of another permitted use.


                                        E-2-1

         (j) As a pet store or any other store whose primary business consists of (i) providing animal grooming services, veterinary or veterinary wellness clinic, (ii) selling pets, pet supplies or pet-related accessories and/or (iii) providing any other service or product customarily available at a veterinary wellness clinic, pet or supply store. For the purposes of this paragraph, "primary business" shall mean a business which utilizes more than twenty percent (20%) of its floor area for such uses or which comprises more than twenty percent (20%) of its sales.

         (k) For so long as a consumer electronics and/or household appliances store has not ceased to be operating in the Shopping Center for a continuous period in excess of six (6) months (excepting any periods during which remodeling or any restoration work is being conducted with due diligence), for the operation of a store (i) having as its primary business the sale of consumer electronics and automotive electronics products, household appliances and related goods; the warehousing and servicing of the same and/or the installation into motor vehicles of car stereo, audio and telephone systems and similar electronic equipment or
    (ii) offering installation into motor vehicles of car stereo systems.



                                        E-2-2

                                      HOME CLUB

         4. (A) The Demised Premises may be used for any retail and/or wholesale use and any other related uses permitted by any applicable laws, provided that any use must be open for sales to the public.

              (B) No premises in the Shopping Center, including the Demised Premises, shall be used for any non-retail purposes (the following shall not be deemed non-retail: barber shops, insurance agencies, travel agencies, medical, dental or optometric facilities, beauty salons, banks, small loan offices, real estate offices and gasoline service stations, and the following, if incidental to retailing: other offices, storage, repairs and alteration facilities).

              (C) As long as any retail sales activity is conducted in the Shopping Center no premises in the Shopping Center, including the Demised Premises, shall be used for any entertainment purposes such as a cinema, theater, skating rink, bowling alley, bar, discotheque, dance hall, amuse-ment gallery, poolroom, health club, massage parlor, or off-track betting facility, or for automobile, truck or recreational vehicle dealerships.

              (D) Landlord agrees that so long as the Demised Premises are used as a wholesale and/or retail home improvement store (or have ceased to be so used within the past 12 months, or such longer period as may be reasonable in the event of a casualty loss which requires additional time for reconstruction), no other premises in the Shopping Center (except the Drug Store, as defined and discussed below) shall be used for the purpose of selling home improvement items, including, but not limited to, lumber, building materials and/or garden supplies, except that other stores may sell such items as an incidental part of their business. For the purposes of this Paragraph 4(D), such sales shall be "incidental" if they do not exceed 15% of the sales in such store. If a super drug store executes a lease to operate in the Shopping Center ("Drug Store"), then such Drug
    Store shall not use its premises for the purpose of operating a hardware or home improvement store, so long as the Demised Premises are used as a wholesale and/or retail home improvement store (or have ceased to be so used within the past 12 months, or such longer period as may be reasonable in the event of a casualty loss which requires additional time for reconstruction). If Landlord shall grant any exclusive uses to other tenants in the Shopping Center, then, except as provided in Paragraph 4(E) below, such grants shall not be binding upon the Demised Premises and Landlord shall expressly exempt the Demised Premises from such restrict-ions.

              (E) Notwithstanding the foregoing, the Demised Premises may not be used for: (a) a food supermarket so long as a food supermarket containing not less than 40,000 square feet is operating in the Shopping Center; or
    (b) a drug store with a pharmacy which is required to employ a registered or licensed pharmacist, so long as a drug store with a pharmacist contain-ing not less than 20,000 square feet is operating in the Shopping Center
    (or has ceased to operate within the past 12 months, or such longer period as may be reasonable in the event of a casualty loss which requires additional time for reconstruction).

                                      EXHIBIT G
                                      ---------

              TENANT'S PROTOTYPE SIGNAGE AND PROPOSED ELEVATION DESIGNS

                            [SOUTH EXTERIOR ELEVATION MAP]

                         [EAST/NORTH EXTERIOR ELEVATION MAP]

                                     [FLOOR PLAN]

                             EXHIBIT H


         SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


  THIS AGREEMENT is entered into as of the_______day of___________, 19__, between ___________________, a ______________________, with a place of business at _____________________, _______________________,
_____________________("Mortgagee"), and Barnes & Noble Superstores, Inc., a Delaware corporation, having an office at 122 Fifth Avenue, New York, New York 10011 ("Tenant").

                             RECITALS

    A. Mortgagee has made a loan to____________________________("Landlord")
in the original principal amount of $____________________ (the "Loan").

    B. Mortgagee is the holder of a mortgage or deed of trust securing the Loan (the "Mortgage") covering that certain parcel of land owned by Landlord and described on Exhibit A attached hereto and made a part hereof, together with the improvements erected thereon, commonly known as "___________________" (the "Shopping Center").

    C. By a certain Lease entered into between Landlord and Tenant, dated as of___________________, 19__ (the "Lease"), Landlord leased to Tenant certain premises within the Shopping Center, as outlined on Exhibit B attached hereto and made a part hereof (the "Premises").

    D. A copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged.

    E. The parties hereto desire to effect the subordination of the Lease to the Mortgage and to provide for the non-disturbance of Tenant by the holder of the Mortgage or any purchaser under a foreclosure or deed in lieu thereof.

                                  AGREEMENT

    In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

    1. Mortgagee hereby consents to and approves the Lease and all of the terms and conditions thereof.

    2. Tenant covenants and agrees with Mortgagee that the Lease is hereby made and shall continue hereafter to be subject and subordinate to the lien of the Mortgage, and to all modifications and extensions thereof, with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Lease and without regard to the order of priority of recording the Mortgage, subject, however, to the provisions of this Agreement.

    3. Tenant certifies that the Lease is presently in full force and effect and unmodified and Tenant as of this date has no knowledge of any default, charge, lien or claim of offset under the Lease.

    4. Mortgagee agrees that, so long as Tenant is not in default under the Lease beyond any applicable cure period provided for in the Lease:

       (a) Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for foreclosure by the Mortgagee or to enforce; any rights under the Mortgage or the Loan

(unless Tenant must be named or joined as a party in order for Mortgagee to pursue such suit, action or proceeding, in which event Mortgagee and Tenant shall enter into a new lease upon the same terms and conditions as were contained in the Lease).

       (b) The possession by Tenant of the Premises and Tenant's rights under the Lease shall not be disturbed, affected or impaired by (i) any suit, action or proceeding under the Mortgage or the Loan or for foreclosure under the Mortgage, or any other enforcement of any rights under the Mortgage or any other documents pertaining to the Loan, (ii) any judicial or non-judicial foreclosure, sale or execution of the Premises or the Shopping Center, or any deed given in lieu of foreclosure, or (iii) any default under the Mortgage or the Loan.

       (c) All condemnation awards and insurance proceeds paid or payable with respect to the Premises or any other part of the Shopping Center and received by Mortgagee shall be applied and paid in the manner set forth in the Lease.

       (d) Neither the Mortgage nor any other security instrument executed in connection with the Loan shall cover or be construed as subjecting in any manner to the lien thereof any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant in or on the Premises, except to the extent of any interest of Landlord in and to same.

    5. If Mortgagee or any future holder of the Mortgage or any other transferee under the Mortgage shall become the owner of the Shopping Center or any part thereof by reason of foreclosure of the Mortgage, or if the Shopping Center or any part thereof shall be sold as a result of any action or proceeding to foreclose the Mortgage, or by transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the then owner of the Shopping Center as "Landlord" under the Lease, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

       (a) Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its option to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as "Landlord" under the Lease; and

       (b) Such new owner shall be bound to Tenant under and hereby assumes all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including also any extension periods, if Tenant elects or has elected to exercise its option to extend the term), and Tenant shall, from and after the date such new owner succeeds to the interest of "Landlord" under the Lease, have the same remedies against such new owner for the breach of any covenant contained in the Lease; provided, however, that such new owner shall not (i) be bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord (including Landlord), or (ii) be personally liable for any breach of the Lease by or other act or omission of any prior landlord (including Landlord) or (iii) be bound by any amendment or modification of the Lease made without Mortgagee's consent which would reduce fixed annual rent or any other monetary obligation of Tenant under the Lease or (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except for any offsets against rents or other charges payable by Tenant under the Lease specifically permitted under the Lease based upon a default by Landlord (provided that Tenant shall have provided the notice and opportunity to cure to Mortgagee provided for in Paragraph 26.4 of the Lease).

    6. Tenant agrees to provide Mortgagee, and the successors and assigns of Mortgagee of which Tenant has received written notice, with notice of any breach or default by Landlord which would give rise to the right of Tenant to terminate or offset any amounts due Landlord under the Lease (it being understood that a right of offset expressly set forth in the Lease shall not be affected by the aforesaid notice requirement except as provided in 5(b)(iv) above), and, thereafter, the opportunity to cure such breach or default by Landlord as provided in Paragraph 26.4 of the Lease. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except (i) to the extent that Mortgagee agrees or undertakes otherwise in writing or (ii) if such breach or default continues into the period during which Mortgagee or such new owner has possession or control of the Premises.

    7. Any notices or communications given under this Agreement shall be in writing and shall be deemed given on the earlier of actual receipt or three
(3) days after deposit in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid, at the respective addresses set forth above, or at such other address as the party entitled to notice may designate by written notice as provided herein.

    8. This Agreement shall bind and inure to the benefit the parties hereto and their respective successors and assigns.

    9. This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the parties against whom enforcement of such modification, change, waiver or cancellation is sought.

   10. This Agreement and the covenants contained herein shall run with and shall bind the land on which the Shopping Center is located.

   11. The term "Mortgagee," as used herein, shall include any person or entity succeeding to Landlord's interests in and to the Premises by reason of any power of sale or judicial foreclosure proceedings under the Mortgage or by deed of lieu of foreclosure under the Mortgage. The term "Mortgage," as used herein, shall mean the Mortgage, as the same may from time to time be amended and/or modified.

   12. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage or deed of trust, this Agreement shall constitute such notice to Tenant with respect to the Mortgage.

   13. Tenant shall not permit Tenant's leasehold estate under the Lease to become subordinate to the lien of any deed of trust or other security instrument made or created by Landlord, other than the Mortgage, unless the holder of such deed of trust or other security instrument delivers a non-disturbance agreement to Tenant in commercially reasonable form (subject, with respect to Landlord, to the terms and conditions of the Mortgage and/or any other loan document executed by Landlord in connection with the loan secured by the Mortgage).

     EXECUTED as of the date first written above.


                                  MORTGAGEE:

                                  ___________________________________

                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________

                                  TENANT:

                                  BARNES & NOBLE SUPERSTORES, INC.


                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________

THE STATE OF               Section

COUNTY OF ________________ Section



On_______________________________ before me,
              Date                                Name and Title of Officer

personally appeared
                            Name of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                           name(s) is/are subscribed to the
                                           within instrument and acknowledged
                                           to me that he/she/they executed
                                           same in his/her/their authorized
                                           capacity(ies), and that by
                                           his/her/their signature(s) on the
                                           instrument the person(s), or the
                                           entity upon behalf of which the
                                           person(s) acted, executed the
                                           instrument.


                                           WITNESS my hand and official seal.




                                                   Signature of Notary Public

THE STATE OF               Section

COUNTY OF ________________ Section



On_______________________________ before me,
              Date                                Name and Title of Officer

personally appeared
                            Name of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                           name(s) is/are subscribed to the
                                           within instrument and acknowledged
                                           to me that he/she/they executed
                                           same in his/her/their authorized
                                           capacity(ies), and that by
                                           his/her/their signature(s) on the
                                           instrument the person(s), or the
                                           entity upon behalf of which the
                                           person(s) acted, executed the
                                           instrument.


                                           WITNESS my hand and official seal.




                                                   Signature of Notary Public

                                   EXHIBIT I


                              MEMORANDUM OF LEASE


    THIS MEMORANDUM OF LEASE is entered into as of the                 day of
                      , 1996, by and between Chico Crossroads Center, a California limited partnership ("Landlord"), and Barnes & Noble Superstores, Inc., a Delaware corporation ("Tenant").


    1. Pursuant to a Lease Agreement (the "Lease") executed by Landlord and
Tenant, dated     , 1996, Landlord has leased to Tenant certain Premises which are part of a Shopping Center constructed or to be constructed on the property described in Exhibit A attached hereto, together with all of Landlord's appurtenant rights, privileges and easements.

    2. The term of the Lease shall commence on the Commencement Date set forth in the Lease and shall expire upon the expiration of the fifteenth
(15th) Lease Year as determined by the provisions of the Lease.

    3. Tenant has an option to extend the term of the Lease for three (3) periods of five (5) years each, on the same terms and conditions as stated in the Lease.

    4. This Memorandum of Lease is subject to all of the terms, conditions and understandings set forth in the Lease, which are incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

    5. Landlord agrees that, during the term of the Lease, it will not construct or permit to be constructed any building, sign, tower or other structure or improvement, or, unless required by law, plant any tree or other growing plant (except replacements of existing trees or plants, provided same will not exceed nor is reasonably anticipated to exceed four feet in height), or make any other change whatsoever in the area depicted as the No Build Area on Exhibit B of the Lease except as expressly permitted under the Lease.

    6. Except with respect to the premises under leases with Homebase, Food
4 Less, Circuit City Office Depot and Hometown Buffet to the extent permitted thereby, Landlord shall not lease or permit the use of space in the Shopping Center for the following: (i) any bowling alley; (ii) any arcade; (iii) any tavern or bar within five hundred (500) feet of the Premises, except to the extent incidental to a restaurant operated primarily for on-premises consumption; (iv) any health club, spa or gymnasium; (v) any night club or discotheque; (vi) any second hand or surplus store; (vii) any mobile home park or trailer court; (viii) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters located in the rear of any building); (ix) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation, (x) any central laundry or dry cleaning plant or laundromat within five hundred (500) feet of the Premises (except that this prohibition shall not be applicable to on-site service provided solely for pickup and delivery by the ultimate consumer, including nominal supporting facilities); (xi) any automobile, truck, trailer or R.V. sales, leasing, display or repair; (xii) any skating rink; (xiii) any living quarters, sleeping apartments or lodging rooms; (xiv) any veterinary hospital, animal raising facilities or pet shop (except that this prohibition only prohibits a pet shop if it is adjacent to the Premises and excludes the existing pet store at the Shopping Center and certain replacements thereof);
(xv) any mortuary; (xvi) any establishment selling or exhibiting pornographic materials; (xvii) except for Building A indicated on the site plan annexed to the Lease, any restaurant within three hundred feet (300') of the Premises; (xviii) any movie theater within three hundred feet (300') of the Premises;
(xix) any separately demised newsstand; or (xx) any use which is a public or private nuisance.

    7. Except as may be permitted by certain existing leases set forth in the Lease and except as may be permitted by certain future leases to Major Replacement Tenants, to the extent such leases contain Permitted Future Exclusives (as such terms are defined in the Lease), Landlord, and its successors and assigns, shall not operate or permit under any circumstances to be operated within the Shopping Center any other store selling or displaying for sale books, books on tape and books on other media, magazines, periodicals, computer software or computer games, or any other coffee bar of coffee shop in which coffee, similar beverages and products incidental thereto are the primary items offered for sale. The incidental sale of such items in connection with the overall business of another operator or tenant shall not be deemed a violation of this Paragraph 7. As used herein, "incidental sale" shall mean less than fifty (50) linear feet of shelf space of such operator's or tenant's sales area is devoted, in the aggregate, to the sale and/or display of the aforesaid items, except with respect to Major Replacement Tenants for which incidental sale shall mean less than ten percent of floor area, but in no event greater than one thousand (1,000) square feet (subject to an exclusion on limitations on computer software and computer games for Major Replacement Tenants for which the sale or rental of computer software and computer games is not their primary use).

    8. Landlord hereby gives and grants to Tenant during the term of the Lease, for the benefit of Tenant and Tenant's subtenants, licensees and concessionaires, and their respective employees, contractors, customers, invitees and deliverymen, the right to use all of the Common Areas (as defined in the Lease), in common with Landlord and all other tenants and occupants of the Shopping Center and their respective employees, contractors, assigns, customers, invitees and deliverymen. The rights hereby granted with respect to the Common Areas shall run with and bind the Shopping Center and the land on which it is located, shall be binding upon the Landlord and Landlord's successors in title to all or any part of the Shopping Center, and shall constitute an irrevocable, nonexclusive easement appurtenant to the Premises for the benefit of, and shall be enforceable by, Tenant and its successors and assigns throughout the term of the Lease.

    EXECUTED as of the date first written above.

                   LANDLORD:

                   CHICO CROSSROADS CENTER


                   By:______________________________
                      Name:
                      Title:



                   TENANT:
                   BARNES & NOBLE SUPERSTORES, INC.

                   By:______________________________
                      Name: Mitchell S. Klipper
                      Title: Executive Vice President

THE STATE OF CALIFORNIA    Section

COUNTY OF__________________Section



On_______________________________ before me,
              Date                                Name and Title of Officer

personally appeared
                            Name of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                           name(s) is/are subscribed to the
                                           within instrument and acknowledged
                                           to me that he/she/they executed
                                           same in his/her/their authorized
                                           capacity(ies), and that by
                                           his/her/their signature(s) on the
                                           instrument the person(s), or the
                                           entity upon behalf of which the
                                           person(s) acted, executed the
                                           instrument.


                                           WITNESS my hand and official seal.




                                                   Signature of Notary Public

THE STATE OF NEW YORK      Section

COUNTY OF__________________Section



On_______________________________ before me,
              Date                                Name and Title of Officer

personally appeared
                            Name of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                           name(s) is/are subscribed to the
                                           within instrument and acknowledged
                                           to me that he/she/they executed
                                           same in his/her/their authorized
                                           capacity(ies), and that by
                                           his/her/their signature(s) on the
                                           instrument the person(s), or the
                                           entity upon behalf of which the
                                           person(s) acted, executed the
                                           instrument.


                                           WITNESS my hand and official seal.




                                                   Signature of Notary Public